                                                                   EXHIBIT 10(a)



________________________________________________________________________________


                     AMENDED AND RESTATED CREDIT AGREEMENT



                                     among



                        ICF KAISER INTERNATIONAL, INC.,



                 CERTAIN SUBSIDIARIES THEREOF, AS GUARANTORS,



                                      and



                     THE BANKING INSTITUTIONS NAMED HEREIN



                                     with



                             CORESTATES BANK, N.A.
                                   as Agent



                               December 3, 1997


________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
I.   CERTAIN DEFINITIONS................................................................  1
     1.1   Definitions..................................................................  1
     1.2   Accounting Terms............................................................. 17

II.  THE CREDIT......................................................................... 18
     2.1   The Loans.................................................................... 18
           (a)   Revolving Credit Loans................................................. 18
     2.2   The Revolving Credit Notes................................................... 19
     2.3   Funding Procedures........................................................... 19
     2.4   Interest..................................................................... 21
           (a)  Base Rate............................................................... 21
           (b)  LIBO Rate............................................................... 21
           (c)  Conversions of Loans.................................................... 21
           (d)  Default Rate............................................................ 22
           (e)  Applicable Margins...................................................... 22
     2.5   Letters of Credit............................................................ 22
           (a)  General Requirements.................................................... 22
           (b)  Letter of Credit Requests............................................... 23
           (c)  Letter of Credit Participations......................................... 23
           (d)  Agreement to Repay Letter of Credit Drawings, Collateral, etc........... 26
     2.6   Fees......................................................................... 27
           (a)  Commitment Fee.......................................................... 27
           (b)  Letter of Credit Fees................................................... 28
           (c)  Fronting Fee............................................................ 28
           (d)  Closing Fee............................................................. 28
     2.7   Reduction or Termination of Aggregate Revolving Loan Commitment.............. 28
           (a)  Notice of Voluntary Reduction or Termination............................ 28
           (b)  Mandatory Termination................................................... 28
           (c)  Mandatory Reduction..................................................... 28
     2.8   Prepayments.................................................................. 29
           (a)  Mandatory Prepayments................................................... 29
           (b)  Base Rate Loans......................................................... 29
           (c)  LIBO Rate Loans......................................................... 30
     2.9   Payments..................................................................... 30
           (a)  LIBO Loans.............................................................. 30
           (b)  Base Rate Loans......................................................... 30
           (c)  Letter of Credit Fees................................................... 30
           (d)  Form of Payments, Application of Payments, Payment Administration, Etc.. 30
           (e)  Net Payments............................................................ 31
     2.10  Changes in Circumstances; Yield Protection................................... 32
     2.11  Illegality................................................................... 33

III. REPRESENTATIONS AND WARRANTIES..................................................... 34
     3.1   Organization, Standing....................................................... 34

     3.2    Corporate Authority, Validity Etc....................................... 34
     3.3    Litigation.............................................................. 35
     3.4    ERISA................................................................... 35
     3.5    Financial Statements.................................................... 35
     3.6    Not in Default; Judgments, etc.......................................... 36
     3.7    Taxes................................................................... 36
     3.8    Permits, Licenses, Etc.................................................. 36
     3.9    Compliance With Laws.................................................... 36
     3.10   Solvency................................................................ 37
     3.11   No Burdensome Agreements................................................ 37
     3.12   Subsidiaries, Investments, Etc.......................................... 37
     3.13   Amounts Owed to or from Affiliates; Intercompany Agreements............. 37
            (a)    Affiliates....................................................... 37
            (b)    Intercompany Agreements.......................................... 38
     3.14   Subsidiaries............................................................ 38
     3.15   Maintenance of Insurance................................................ 38
     3.16   U.S. Government Contracts............................................... 38
     3.17   Margin Stock............................................................ 38
     3.18   Properties.............................................................. 38
     3.19   Change.................................................................. 38
     3.20   Disclosure Generally.................................................... 38

IV.  SECURITY....................................................................... 39
     4.1    Security Documents...................................................... 39

V.   CONDITIONS PRECEDENT........................................................... 39
     5.1    All Loans and Letters of Credit......................................... 39
            (a)   Documents......................................................... 39
            (b)   Covenants; Representations........................................ 39
            (c)   Defaults.......................................................... 39
            (d)   Change............................................................ 39
            (e)   Lock-Box Accounts................................................. 40
            (f)   Fees and Reimbursable Expenses.................................... 40
            (g)   Actions to Perfect Liens.......................................... 40
            (h)   Amended and Restated Security Agreement........................... 40
     5.2    Conditions to Effectiveness............................................. 40
            (a)   Articles, Bylaws.................................................. 40
            (b)   Evidence of Authorization......................................... 40
            (c)   Legal Opinions.................................................... 40
            (d)   Incumbency........................................................ 41
            (e)   Notes............................................................. 41
            (f)   Documents......................................................... 41
            (g)   Consents.......................................................... 41
            (h)   Other Agreements.................................................. 41
            (i)   Change............................................................ 41
            (j)   Due Diligence Review.............................................. 41

VI.  AFFIRMATIVE COVENANTS.......................................................... 41
     6.1    Financial Statements and Reports........................................ 41

               (a)   Annual Statements...........................................................  41
               (b)   Quarterly Statements........................................................  42
               (c)   Statements excluding Kaiser-Hill............................................  42
               (d)   Financial Statements and Reports Sent to Shareholders or Filed With the SEC.  43
               (e)   No Default..................................................................  43
               (f)   Compliance..................................................................  43
               (g)   Borrowing Base Certificate..................................................  43
               (h)   Projections.................................................................  43
               (i)   ERISA.......................................................................  44
               (j)   Material Changes............................................................  44
               (k)   Other Information...........................................................  44
               (l)   Quarterly Status Reports....................................................  44
        6.2    Corporate Existence...............................................................  44
        6.3    ERISA.............................................................................  44
        6.4    Compliance with Regulations.......................................................  45
        6.5    Conduct of Business; Permits and Approvals; Compliance with Laws..................  45
        6.6    Maintenance of Insurance..........................................................  45
        6.7    Payment of Debt; Payment of Taxes; Etc............................................  45
        6.8    Notice of Events..................................................................  45
        6.9    Inspection Rights.................................................................  46
        6.10   Generally Accepted Accounting Principles..........................................  46
        6.11   Use of Proceeds...................................................................  47
        6.12   Further Assurances................................................................  47

VII.    NEGATIVE COVENANTS.......................................................................  47
        7.1    Merger, Consolidation.............................................................  47
        7.2    Indebtedness for Borrowed Money...................................................  47
        7.3    Liens.............................................................................  48
        7.4    Guarantees........................................................................  48
        7.5    Margin Stock......................................................................  48
        7.6    Acquisitions and Investments......................................................  48
        7.7    Transfer of Assets; Nature of Business............................................  50
        7.8    Restricted Payments...............................................................  50
        7.9    Accounting Change.................................................................  51
        7.10   Modification of Indenture.........................................................  51
        7.11   New Subsidiaries and Subsidiary Guarantors........................................  51

VIII.   FINANCIAL COVENANTS......................................................................  51
        8.1    Fixed Charge Coverage.............................................................  52
        8.2    Interest Coverage.................................................................  52
        8.3    Senior Funded Indebtedness to EBITDA..............................................  52
        8.4    Indebtedness for Borrowed Money to Total Capitalization...........................  52
        8.5    Indebtedness for Borrowed Money to EBITDA.........................................  52

IX.     GUARANTY.................................................................................  53
        9.1    Guaranty..........................................................................  53
        9.2    No Impairment of Guaranty.........................................................  54
        9.3    Continuation and Reinstatement, Etc...............................................  54

       9.4   Representations and Warranties...................................................  55

X.   DEFAULT..................................................................................  55
       10.1   Events of Default...............................................................  55
              (a)     Payments................................................................  55
              (b)     Covenants...............................................................  55
              (c)     Representations, Warranties, Etc........................................  55
              (d)     Bankruptcy, Etc.........................................................  55
              (e)     Certain Other Defaults..................................................  56
              (f)     Judgments...............................................................  56
              (g)     Attachments.............................................................  56
              (h)     Change in Control.......................................................  56

XI.  AGENT....................................................................................  57
       11.1   Appointment and Authorization...................................................  57
       11.2   Duties and Obligations..........................................................  57
       11.3   The Agent as a Bank.............................................................  58
       11.4   Independent Credit Decisions....................................................  58
       11.5   Indemnification.................................................................  58
       11.6   Successor Agent.................................................................  59
       11.7   Allocations Made By Agent.......................................................  59

XII. MISCELLANEOUS............................................................................  59
       12.1   Waiver..........................................................................  59
       12.2   Amendments......................................................................  59
       12.3   Governing Law...................................................................  60
       12.4   Participations and Assignments..................................................  60
       12.5   Captions........................................................................  61
       12.6   Notices.........................................................................  61
       12.7   Sharing of Collections, Proceeds and Set-Offs; Application of Payments..........  61
       12.8   Expenses of the Agent; Indemnification of the Agent and the Banks...............  62
       12.9   Survival of Warranties and Certain Agreements...................................  63
       12.10  Severability....................................................................  63
       12.11  Banks' Obligations Several; Independent Nature of Banks' Rights.................  63
       12.12  No Fiduciary Relationship.......................................................  64
       12.13  CONSENT TO JURISDICTION AND SERVICE OF PROCESS..................................  64
       12.14  WAIVER OF JURY TRIAL............................................................  64
       12.15  Counterparts; Effectiveness.....................................................  65
       12.16  Use of Defined Terms............................................................  65

EXHIBITS
--------

     A      Commitments
     B      Security Agreement
     C      Revolving Credit Note
     D      Loan Requests
     E      Opinion of Counsel for Borrower
     F      Officer's Certificate
     G      Borrowing Base Certificate
     H      Form of Joinder Agreement
     I      Form of Insurance
     6.1(l) Form of Contract Status Report

SCHEDULES
---------

     1.1(b)    Existing Liens
     2.4(e)    Applicable Margins
     2.5(a)    Existing Letters of Credit
     3.3       Litigation
     3.5       Liabilities
     3.7       Taxes
     3.12      Subsidiaries
     3.13      Intercompany Debt; Intercompany Agreements; Dividends
     7.4       Existing Guarantees

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 3, 1997 (this "AGREEMENT"), is entered into by and among ICF KAISER INTERNATIONAL, INC. ("BORROWER"), a Delaware corporation, each of its subsidiaries signatories hereto (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"), the banking institutions signatories hereto (each, a "BANK" and collectively, the "BANKS") and CORESTATES BANK, N.A., as agent for the Banks under this Agreement (in such capacity, the "AGENT").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Borrower, certain of the Subsidiary Guarantors and certain of the Banks are parties to a Credit Agreement, dated as of May 6, 1996, as amended (the "1996 Credit Agreement"), providing for a secured revolving credit facility for loans and letters of credit, which revolving credit facility is used to provide working capital to the Borrower and its Subsidiaries and for general corporate purposes;

     WHEREAS, the Borrower, the Subsidiary Guarantors, the Banks and the Agent have agreed to amend the 1996 Credit Agreement as provided herein, to add subsidiaries as Subsidiary Guarantors, to add banking institutions as Banks, and to amend and restate the 1996 Credit Agreement as so amended.

I.   CERTAIN DEFINITIONS.
     -------------------

     I.1 DEFINITIONS. As used in this Agreement, the following terms shall have these meanings:

     "1996 SENIOR NOTES" shall mean the Borrower's 12% Senior Notes due 2003, Series A, issued December 23, 1996, and all 12% Senior Notes due 2003, Series B, issued March 7, 1997, in exchange therefor.

     "ACCOUNT" shall mean all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

     "ACQUISITION" shall have the meaning set forth in Section 7.6(d).

     "ADDITIONAL AMOUNT" shall have the meaning set forth in Section 2.1(a)(6).

     "AFFILIATE" shall mean any Person (other than a Subsidiary) (1) which directly or indirectly controls, or is controlled by, or is under common control with Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of Borrower or any Subsidiary; or (3) ten percent (10%) or more of whose voting stock of which is directly or indirectly beneficially owned or held by Borrower or a Subsidiary. The term control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "AGREEMENT" shall mean this Credit Agreement, as amended, supplemented, or modified from time to time and all exhibits and schedules attached hereto.

     "AGGREGATE REVOLVING LOAN COMMITMENT" shall have the meaning set forth in
Section 2.1(a)(1).

     "APPLICABLE MARGIN" shall mean the margin applicable to Base Rate Loans and to LIBO Rate Loans determined in accordance with Schedule 2.4(e) hereto.

     "BASE RATE" shall mean, for any day, the higher of the Federal Funds Rate plus 1/2 of 1% per annum or the prime commercial lending rate of the Agent, as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 365/366 days.

     "BASE RATE LOANS" shall mean Revolving Credit Loans accruing interest based on the Base Rate.

     "BLOCKED ACCOUNT AGREEMENTS" shall have the meaning set forth in the Security Agreement.

     "BORROWING BASE" shall mean the sum of (i) 85% of Eligible Domestic Billed Accounts Receivable, (ii) 50% of Eligible Unbilled Accounts Receivable and (iii) 90% of Eligible Foreign Billed Accounts Receivable; provided, however, that the maximum Borrowing Base value of Eligible Unbilled Accounts Receivable shall not exceed $15,000,000.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania and, if the applicable day relates to a LIBO Rate Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Business Day").

     "CAPITAL EXPENDITURES" shall mean expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including assets acquired pursuant to a Capitalized Lease but not including any such expenditures that constitute Investments made in accordance with Section 7.6, less 50% of Capital Expenditures of Kaiser-Hill and K-H Funding.

     "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation, and any and all warrants or options to purchase any of the foregoing.

     "CAPITALIZED LEASE" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with Generally Accepted Accounting Principles.

     "CHANGE OF CONTROL" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of Borrower's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions, provided that a transaction where the holders of all classes of voting Capital Stock of Borrower immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of voting Capital Stock of such Person or group immediately after such transactions shall not be a Change of Control; (ii) the acquisition by Borrower and any of its Subsidiaries of 50% or more of all classes of voting Capital Stock of Borrower in one transaction or a series of related transactions; (iii) the approval by Borrower of a plan of liquidation of Borrower; (iv) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of voting Capital Stock of Borrower or any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of voting Capital Stock of Borrower, or (b) less than 50% (measured by the aggregate voting power of all classes) of Borrower's voting Capital Stock being registered under Section 12(b) or 12(g) of the Exchange Act; or (v) a majority of the Board of Directors of Borrower not being comprised of Continuing Directors.

     "CLOSING DATE" shall mean December 3, 1997.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

     "COLLATERAL" shall have the meaning set forth in the Security Agreement.

     "COMMITMENT FEE" shall have the meaning set forth in Section 2.6(a).

     "COMMITMENT PERCENTAGE" shall mean with respect to each Bank the percentage set forth opposite its name on Exhibit A to this Agreement.

     "CONSOLIDATED FIXED CHARGES" shall mean for any period, Consolidated Interest Expense, Consolidated Lease Expense and dividends payable by Borrower on its Capital Stock, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, for such period, less 50% of the Consolidated Fixed Charges of Kaiser-Hill and K-H Funding.

     "CONSOLIDATED INTEREST EXPENSE" shall mean for any period, interest expense of Borrower and its Subsidiaries other than its Single Purpose Subsidiaries for such period, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (net of interest income for such period).

     "CONSOLIDATED LEASE EXPENSE" shall mean for any period, the aggregate rental expenses of Borrower and its Subsidiaries other than its Single Purpose Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, payable in respect of such period under leases (other than capitalized leases) for real and/or personal property (net of income from subleases thereof).

     "CONSOLIDATED NET INCOME" shall mean for any period, the consolidated net income (or deficit) of Borrower and its Subsidiaries other than its Single Purpose Subsidiaries for such period (taken as a cumulative whole), determined in accordance with Generally Accepted Accounting Principles, provided that there shall be excluded therefrom (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any Subsidiary except mergers accounted for under the pooling of interests method, (b) the income (or deficit) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent that Borrower or such Subsidiary has received, or has the right to receive, such income, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary,
(d) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities),
(e) any write-up of any asset, (f) any net gain from the collection of the proceeds of life insurance policies, (g) any gain arising from the acquisition of any securities, or the extinguishment, under Generally Accepted Accounting Principles, of any Indebtedness for Borrowed Money of Borrower or any Subsidiary, (h) in the case of a successor to Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; provided, however, that Consolidated Net Income shall include the consolidated net income of Kaiser-Hill and K-H Funding to the extent included in the consolidated net income of Borrower in accordance with Generally Accepted Accounting Principles.

     "CONSOLIDATED NET WORTH" shall mean the aggregate amount of the capital stock accounts plus (or minus in the case of a deficit) the retained earnings of Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "CONTINUING DIRECTOR" of Borrower as of any date means a member of the Board of Directors of Borrower who (i) was a member of the Board of Directors of Borrower on the date hereof or (ii) was nominated for election or elected to the Board of Directors of Borrower with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

     "CREDIT RECLASSIFICATIONS" shall mean net credit balances on an individual account basis which remain outstanding for greater than 90 days.

     "DEBT" shall mean, as of any date of determination, with respect to Borrower and its Subsidiaries, without duplication, (i) all items which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of Borrower and its Subsidiaries as of the date on which Debt is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by Borrower or any Subsidiary subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which Borrower or any Subsidiary has become liable by way of a guarantee (including, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, (iv) all contingent liabilities of Borrower or any Subsidiary, including but not limited to contingent liabilities in connection with outstanding letters of credit, and (v) lease obligations that, in conformity with Generally Accepted Accounting Principles, have been or should be capitalized on such entity's balance sheet.

     "DEFAULT RATE" shall mean 2% per annum above the interest rate otherwise applicable on all Loans and Unpaid Drawings and 2% per annum above the rate of all fees otherwise applicable to Letters of Credit.

     "DEFERRED REVENUE" shall mean with respect to any Accounts due from any Person to which Borrower has a liability to provide services as a result of billings in excess of the value of work performed, the lesser of (a) such excess and (b) the amount of such Accounts due from such Person.

     "DISCOUNTED TREASURIES" shall have the meaning set forth in Section 2.5(d).

     "DOCUMENTARY LETTER OF CREDIT" shall mean a letter of credit issued for the account of Borrower in the ordinary course of business of Borrower to secure the deferred purchase price of goods.

     "DOLLARS" shall mean the lawful currency of the United States of America.

     "DOMESTIC SUBSIDIARY" shall mean as to any Person, a Subsidiary of such Person the jurisdiction of incorporation of which is, and the chief executive office of which is located in, one of the States of the United States or the District of Columbia.

     "DRAWING" shall have the meaning set forth in Section 2.5(d).

     "EBIT" shall mean, for any period, Consolidated Net Income plus the sum of
(a) Consolidated Interest Expense and (b) income tax expense to the extent such items are taken into account in determining Consolidated Net Income.

     "EBITDA" shall mean, for any period, Consolidated Net Income plus the sum
                                                                  ----
of (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) extraordinary or unusual losses or other losses not incurred in the ordinary course of business included in the calculation of net income, (f) any non-cash charge against net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise) and (g) any non-cash charge against net income required to be recognized in connection with employee benefit plans, less extraordinary or
                                                         ----
unusual gains or other gains not incurred in the ordinary course of business included in the calculation of net income, in each case to the extent such items are taken into account in determining Consolidated Net Income.

     "ELIGIBLE DOMESTIC BILLED ACCOUNTS RECEIVABLE" shall mean, as of the time of submission of a Borrowing Base Certificate pursuant to Section 6.1(f), Accounts that represent a valid obligation from actual sale and delivery of goods or rendition of services to or for the benefit of such account debtor arising in the ordinary course of business invoiced by Borrower and the Subsidiary Guarantors on or prior to the Receivables Record Date applicable to such Borrowing Base Certificate and which have been outstanding less than 90 days from the date of such invoice, excluding (a) intercompany accounts, (b) accounts as to which the account debtor of which is not incorporated or otherwise organized under the laws of one of the States, territories or possessions of the United States, the District of Columbia, or the Commonwealth of Puerto Rico, (c) accounts as to which the account debtor of which is a debtor in any bankruptcy, insolvency, or reorganization proceedings, (d) any non-trade Accounts and (e) Accounts which the Agent or the Required Banks, exercising reasonable discretion, have otherwise determined to be unacceptable to them, provided, that Eligible Domestic Billed Accounts Receivable shall be reduced by
--------
the sum of (a) the amount at such date of reserves against such reductions in accounts otherwise qualifying as Eligible Domestic Billed Accounts Receivable, as from time to time Borrower shall determine in the ordinary course of its business, (b) any retainages or variances, (c) Deferred Revenue, (d) Unapplied Cash and (e) Credit Reclassification.

     "ELIGIBLE FOREIGN BILLED ACCOUNTS RECEIVABLE" shall mean, as of the time of submission of a Borrowing Base Certificate pursuant to Section 6.1(f), Accounts that represent a valid obligation from actual sale and delivery of goods or rendition of services to or for the benefit of an account debtor that is not incorporated or otherwise organized under the laws of one of the States, territories or possessions of the United States, the District of Columbia, or the Commonwealth of Puerto Rico arising in the ordinary course of business invoiced by Borrower or the Subsidiary Guarantors on or prior to the Receivables Record Date applicable to such Borrowing Base Certificate and which have been outstanding less than 90 days from the date of such invoice, where such obligor is covered by a letter of credit or is a member of the OECD, or Borrower or the Subsidiary Guarantor has obtained insurance in form and substance substantially as attached hereto as Exhibit I or other guarantee similar to a letter of credit satisfactory to the Agent, provided that Foreign Billed Accounts Receivable shall be reduced by the sum of (a) the amount at such date of reserves against such reductions in accounts otherwise qualifying as Foreign Billed Accounts Receivable, as from time to time Borrower shall determine in the ordinary course of its business, (b) any retainages or variances, (c) Deferred Revenue, (d) Unapplied Cash and (e) Credit Reclassification.

     "ELIGIBLE UNBILLED ACCOUNTS RECEIVABLE" shall mean, as of the time of submission of a Borrowing Base Certificate pursuant to Section 6.1(f), Accounts of Borrower or a Subsidiary Guarantor that represent a valid obligation from actual sale and delivery of goods or rendition of services to or for the benefit of the applicable account debtor completed within thirty days of the applicable Receivables Record Date and arising in the ordinary course of business that are not invoiced as of such Receivables Record Date but otherwise meeting the criteria set forth in the definition of "Eligible Domestic Billed Accounts Receivable"or "Eligible Foreign Billed Accounts Receivable" in all respects, and subject to reductions comparable to reductions taken in account in such definition.

     "ENVIRONMENTAL CONTROL STATUTES" shall mean each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as Borrower within the meaning of Section 414(b) of the Code, or any trade or business which is under common control with Borrower within the meaning of Section 414(c) of the Code.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1.

     "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HAZARDOUS SUBSTANCE" shall mean (a) any substance designated pursuant to section 311(b)(2)(A) of the Federal Water Pollution Control Act, (b) any element, compound, mixture, solution or substance designated pursuant to section 102 of CERCLA, (c) any hazardous waste having the characteristics identified under or listed pursuant to section 3001 of the Solid Waste Disposal Act (but not including any waste the regulation of which under the Solid Waste Disposal Act has been suspended by Act of Congress), (d) any toxic pollutant listed under section 307(a) of the Federal Water Pollution Control Act, (e) any hazardous air pollutant listed under section 112 of the Clean Air Act, and (f) any imminently hazardous chemical substance or mixture with respect to which the Administrator has taken action pursuant to section 7 of the Toxic Substances Control Act. The term specifically includes petroleum, including crude oil or any faction thereof, asbestos, asbestos containing materials and urea formaldehyde insulation.

The term does not include natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas).

     "HUNTERS BRANCH INVESTMENT" shall mean the direct or indirect Investment by the Borrower or any Subsidiary in the buildings and associated land at 9300 and/or 9302 Lee Highway, Fairfax, Virginia.

     "ICF KAISER BRAZIL HOLDINGS" shall mean ICF Kaiser Brazil Holdings, Inc., a corporation organized under the laws of the State of Delaware which will have as its sole purpose the ownership of ICF Kaiser Participacoes Ltda.

     "ICF KAISER HUNTERS BRANCH" shall mean ICF Kaiser Hunters Branch Leasing, Inc., a corporation (however denominated) organized under the laws of the State of Delaware, created in order to own the Hunters Branch Investment either directly or indirectly.

     "ICF KAISER NETHERLANDS" shall mean ICF Kaiser Netherlands B.V., a corporation organized under the laws of the country of Netherlands which is an indirect wholly owned Subsidiary of Borrower and a Subsidiary Guarantor.

     "ICF KAISER PARTICIPACOES LTDA." shall mean the entity (however denominated) organized under the laws of Brazil which will own substantially all of the capital stock of IESA following the IESA Investment.

     "IESA" shall mean Internacional de Engenharia S.A., a corporation organized under the laws of Brazil, together with its subsidiaries IESA-Technologia de Sistemas Ltda., Servap Engenharia e Consultoria Ltda., IESA Negocios Ltda., IESA Participacoes Ltda., and Project Engineering Ltd/Cayman Islands.

     "IESA INVESTMENT" shall mean the Investment in and eventual ownership of substantially all of the capital stock of IESA by ICF Kaiser Participacoes Ltda.

     "INDEBTEDNESS FOR BORROWED MONEY" shall mean without duplication (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising for money borrowed by Borrower and its Subsidiaries (other than indebtedness of Borrower to any Subsidiary or of any Subsidiary to Borrower or any one or more other Subsidiaries of Borrower), whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Notes and any indebtedness for money borrowed from a Borrower Affiliate) (ii) Letter of Credit Outstandings, and (iii) all indebtedness of others for money borrowed (including a Borrower Affiliate) with respect to which Borrower or a Subsidiary has become liable by way of a guarantee or indemnity.

     "INDEMNITEES" shall have the meaning set forth in Section 12.8(b).

     "INDENTURES" shall mean the Indenture dated as of December 23, 1996 between Borrower and The Bank of New York and the Indenture dated as of January 11, 1994 between Borrower and The Bank of New York.

     "INTERCOMPANY AGREEMENTS" shall have the meaning set forth in Section 3.13(b).

     "INTERCOMPANY DEBT" shall have the meaning set forth in Section 3.13.

     "INTEREST PERIOD" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second, third or sixth calendar month thereafter as selected under the procedures specified in Section 2.3, if the Banks are then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid in London, such day is not a London Business Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate).

     "INVESTMENT" in any Person shall mean, without duplication:

          (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

          (b) any deposit with, or advance, loan or other extension of credit to, such Person or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money of such Person, other than Indebtedness for Borrowed Money permitted by Section 7.2 or guarantees permitted by Section 7.4;

     provided, however, that the term "INVESTMENT" shall not include:
     --------- -------

               (i) extensions of trade credit and advances to customers and suppliers and other contractual and trade relationships, requiring repayment within reasonable commercial periods, to the extent made in the ordinary course of business consistent with past practice and in accordance with normal industry practice;

               (ii) loans and advances to non-executive employees of Borrower and its Subsidiaries requiring repayment within commercially reasonable periods and made in the ordinary course of business consistent with past practice, provided that the aggregate amount of loans and advances under this clause (ii) shall not exceed $250,000 at any one time;

               (iii) investments of Borrower in any Subsidiary existing prior to the time of such investment (other than a Single Purpose Subsidiary) and by any Subsidiary in Borrower or any other Subsidiary existing prior to the time of such investment (other than a Single Purpose Subsidiary) of Borrower;

               (iv loans to officers of Borrower and its Subsidiaries in connection with any relocation of residence, approved by a majority of the independent members of the Board of Directors of Borrower, provided that
                                                                --------
     the aggregate of amount of loans under this clause (iv) shall not exceed $1,000,000 in any fiscal year; and

               (v   investments in the form, or out of the net proceeds of the sale (other than to a Subsidiary or employee stock ownership plan of Borrower) of, Capital Stock of Borrower.

     "ISSUING BANK" shall have the meaning set forth in Section 2.5(a).

     "KAISER-HILL" shall mean Kaiser-Hill Company, LLC, a limited liability company indirectly owned equally by Borrower and CH2M Hill Companies, Ltd.

     "K-H FUNDING" shall mean Kaiser-Hill Funding Company, L.L.C., a limited liability company formed under the laws of the State of Delaware, owned in the following percentages by Kaiser-Hill (98%), ICF Kaiser Government Programs, Inc. (1%), and CH2M Hill Federal Group, Ltd. (1%), a wholly owned subsidiary of CH2M Hill Companies, Ltd.

     "L/C BANK" shall have the meaning set forth in Section 2.5(a).

     "LETTER OF CREDIT" shall mean a Documentary Letter of Credit or a Standby Letter of Credit issued hereunder, and shall include all existing Letters of Credit described in Schedule 2.5(a) hereto which were issued by a Bank and remain outstanding on the date of this Agreement.

     "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the aggregate Stated Amount of all outstanding Letters of Credit plus the aggregate amount of Unpaid Drawings.

     "LIBO RATE" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Agent two London Business Days prior to the date of the corresponding LIBO Rate Loan, at which the Agent is offered deposits in Dollars at approximately 11:00 A.M., London time, by leading banks in the interbank eurodollar market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

     "LIBO RATE LOANS" shall mean Revolving Credit Loans accruing interest based on the LIBO Rate.

     "LIBO RATE RESERVE PERCENTAGE" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Agent against "Eurocurrency liabilities" (as such terms is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Agent from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by the Agent against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

     "LIEN" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

     "LOAN" shall mean a Revolving Credit Loan.

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Agreement, the Blocked Account Agreements and each other agreement, document and instrument referred to herein or therein.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in ERISA
Section 4001(a)(3).

     "NON-RECOURSE INDEBTEDNESS" shall mean Indebtedness for Borrowed Money of a Single Purpose Subsidiary with respect to which (a) the sole legal recourse for collection of principal, premium, if any, and interest on such Indebtedness is against (i) the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days of the acquisition of such property, and/or (ii) the Capital Stock of such Single Purpose Subsidiary, provided that such Single Purpose Subsidiary has no assets other than the specific property acquired with the proceeds of such Indebtedness for Borrowed Money, capital contributed to such Subsidiary in compliance with the terms of this Agreement, and such other assets as may be reasonably required for the limited operations of such Subsidiary, and (b) neither Borrower nor any Subsidiary of Borrower, other than the referent Single Purpose Subsidiary, is directly or indirectly liable to make any payment thereon, has any guarantee obligation in respect of such Indebtedness for Borrowed Money or such Single Purpose Subsidiary or has pledged or granted any lien or encumbrances on any assets as collateral or security with respect thereto, other than the capital stock of the referent Single Purpose Subsidiary.

     "NOTES" shall mean the Revolving Credit Notes.

     "OBLIGATIONS" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or the Agent by or from Borrower arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on all the Revolving Credit Loans, to make reimbursements or payments with respect to Letters of Credit, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to Borrower under the Loan Documents, whether or not evidenced by any note or other instrument.

     "OPERATING LEASE" shall mean an operating lease as defined by Generally Accepted Accounting Principles, excluding all leases the expenses for which may be charged to a customer of Borrower or a Subsidiary pursuant to the written terms of the contract with such customer.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "PENSION PLAN" shall mean, at any time, any Plan (including a Multiemployer
Plan), the funding requirements of which (under ERISA Section 302 or Code
Section 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of Borrower or any ERISA Affiliate.

     "PERMITTED BUSINESSES" shall mean the businesses of providing consulting, engineering or construction services to public and private sector clients in the environment, energy, infrastructure and industry markets.

     "PERMITTED LIENS" shall mean:

          (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by Borrower or one or more of its Subsidiaries by appropriate proceedings and for which adequate reserves have been established by Borrower or one or more of its Subsidiaries as reflected in Borrower's or one or more of its Subsidiaries' financial statements;

          (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by Borrower or one or more of its Subsidiaries by appropriate proceedings and for which adequate reserves have been established by Borrower or one or more of its Subsidiaries as reflected in Borrower's or one or more of its Subsidiaries' financial statements;

          (c) Liens in favor of the Banks under the Loan Documents;

          (d) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of Borrower or one or more of its Subsidiaries incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

          (e) Liens (other than Liens imposed on any property of Borrower or one or more of its Subsidiaries or any ERISA Affiliate pursuant to ERISA or section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, trade contracts (other than for Indebtedness for Borrowed Money), surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not capitalized leases, performance bonds, sales contracts and other similar obligations, deposits securing liability to insurance carriers under insurance or self-insurance arrangements, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower or one or more of its Subsidiaries;

          (f) Liens existing upon the date hereof as set forth in Schedule 1.1(b) hereto.

          (g) Liens securing obligations incurred to finance the deferred purchase price of property, provided that (i) such Liens shall be created
                                 --------
     within 120 days after the acquisition of such property, (ii) such Liens do not at any time encumber any property other than the property financed by such obligations, (iii) the amount of the obligation secured thereby is not increased, and (iv) the principal amount of an obligation secured by any such Lien shall at no time exceed the lesser of (A) 100% of the original purchase price of such property and (B) the fair value (as determined in good faith by the Board of Directors of Borrower) of such property at the time it was acquired;

          (h) Liens securing obligations assumed in connection with Investments made in accordance with Section 7.6, provided that (i) such Liens exist at
                                          --------
     the time of the Investment and were not created in anticipation thereof,
     (ii) any such Lien is not spread to cover any additional property or assets after the time of such Investment, and (iii) the amount of the obligation secured by any such Lien is not increased;

          (i) Liens securing Non-Recourse Indebtedness; and

          (j) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to Borrower and its Subsidiaries) $500,000 in aggregate amount at any time outstanding, provided that such Liens are limited to assets other than Accounts.

     "PERSON" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity.

     "PLAN" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether or not legally binding.

     "POTENTIAL DEFAULT" shall mean an event, condition or circumstance, that with the giving of notice or lapse of time or both would become an Event of Default.

     "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

     "RECEIVABLES RECORD DATE" shall mean, as to any Borrowing Base Certificate submitted pursuant to Section 6.1(f) hereof, the last calendar day of the immediately preceding calendar month.

     "REGULATION" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

     "REGULATORY CHANGE" shall mean any change after the date of this Agreement in United States, federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretations, directives or requests of or under any United States federal, state, or foreign laws or (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

     "RELEASE OF HAZARDOUS SUBSTANCES" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Substances (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance), but excludes the normal application of fertilizer or pesticides.

     "REPORTABLE EVENT" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(c) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under the applicable statute or regulations) or 4063(a) or the regulations thereunder, (b) an event requiring Borrower or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (c) any failure by Borrower or any ERISA Affiliate to make payments required by Code Section 412(m).

     "REQUIRED BANKS" shall mean Banks whose outstanding Revolving Loan Commitments equal or exceed 66_% of the total of such Revolving Loan Commitments.

     "REVOLVER TERMINATION DATE" shall have the meaning set forth in Section
2.1.

     "REVOLVING LOAN COMMITMENT" shall have the meaning set forth in Section
2.1.

     "REVOLVING CREDIT LOAN" or "LOAN" shall have the meaning set forth in
Section 2.1.

     "REVOLVING CREDIT NOTE" shall have the meaning set forth in Section 2.2.

     "SECURITY AGREEMENT" shall mean the Amended and Restated Security Agreement, dated as of the date hereof, among Borrower, the Subsidiary Guarantors and the Agent in the form of Exhibit B hereto.

     "SECURITY DOCUMENTS" shall mean the Security Agreement and all financing statements, documents and instruments contemplated by such agreements to create, perfect and maintain the lien of the Agent in and to the Collateral.

     "SENIOR FUNDED INDEBTEDNESS" shall mean as of the date of determination, the sum of (i) Indebtedness for Borrowed Money, excluding Subordinated Debt and guarantees to the extent included in Indebtedness for Borrowed Money; (ii) Capitalized Lease obligations; and (iii) obligations in connection with bankers' acceptances, of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "SINGLE PURPOSE SUBSIDIARY" shall mean as to any Person, a Subsidiary of such Person the activities of which, including its Subsidiaries and partnerships or other entities owned, or the management of which are otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Single Purpose Subsidiary, are limited to (a) ownership of all or a portion of the interests in a single project constituting one or more Permitted Businesses, either directly or through the ownership of the Capital Stock of another Person, and (b) the development, engineering, design, project management, construction or operation of such project; ICF Kaiser Brazil Holdings, ICF Kaiser Participacoes Ltda., and IESA shall be deemed to be Single Purpose Subsidiaries for all purposes hereunder.

     "SOLVENT" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

     "STANDBY LETTER OF CREDIT" shall mean a letter of credit issued for the account of Borrower, other than a Documentary Letter of Credit.

     "STATED AMOUNT" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

     "SUBORDINATED DEBT" shall mean Borrower's Senior Subordinated Notes due 2003 and any other Indebtedness for Borrowed Money subordinated to payment of the Obligations in a manner satisfactory to the Required Banks in their sole discretion.

     "SUBSIDIARY" shall mean as to any Person, (i) a corporation of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and (ii) any limited liability company in which such Person, directly or indirectly, owns at least a majority of the ownership interests having ordinary voting power, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person, or both; provided, however, that in no event shall either Kaiser-Hill or
                 --------  -------
K-H Funding constitute a Subsidiary within the meaning of this definition; unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

     "TAXES" shall have the meaning set forth in Section 2.9(e)(1).

     "TERMINATION EVENT" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042(a) or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042(b).

     "TOTAL CAPITALIZATION" shall mean as of the date of determination, the sum of (i) the Consolidated Net Worth of Borrower and its Subsidiaries at such date and (ii) the outstanding principal amount of the Indebtedness for Borrowed Money of Borrower and its Subsidiaries at such date.

     "TRANSACTION" shall mean the establishment of the facility contemplated by this Agreement.

     "UNAPPLIED CASH" shall mean Accounts of Borrower which have been paid by the relevant obligor but which payments have not yet been reflected on the accounts receivables records of Borrower.

     "UNFUNDED PENSION LIABILITIES" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

     "UNPAID DRAWING" shall have the meaning set forth in Section 2.5(d).

     "UNRECOGNIZED RETIREE WELFARE LIABILITY" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. For purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a Subsidiary that is not otherwise a ERISA Affiliate shall be taken into account.

     I.2 ACCOUNTING TERMS. All accounting terms used herein shall be construed
         ----------------
in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in Section

3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

II.  THE CREDIT.
     -----------

     II.1   THE LOANS
            ---------

            (a)     REVOLVING CREDIT LOANS.

                    (1   Subject to the terms and conditions hereof, each Bank
agrees, severally and not jointly with the other Banks, to make revolving credit loans (collectively called the "REVOLVING CREDIT LOANS" and individually a "REVOLVING CREDIT LOAN") to Borrower from time to time during the period commencing the date hereof and ending three (3) years from the date hereof, or on any earlier date as provided in Sections 2.7(b) and 10.1 hereof (the "REVOLVER TERMINATION DATE"), in principal amounts not to exceed at any time outstanding in the aggregate the amount set forth opposite the name of each such Bank on Exhibit A hereto under the caption "Revolving Loan Commitment" (each such amount being hereinafter called such Bank's "REVOLVING LOAN COMMITMENT" and collectively, the Banks' "AGGREGATE REVOLVING LOAN COMMITMENT"). All Loans shall be made by the Banks simultaneously and pro rata in accordance with the
                                        --- ----
Revolving Loan Commitments. The failure of any one or more of the Banks to make Revolving Credit Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations under this subsection, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend under this Section 2.1(a), when added to such Bank's Commitment Percentage of Letter of Credit Outstandings at such time, exceed the amount of such Bank's Revolving Loan Commitment at that time.

                    (2   Borrower may request Revolving Credit Loans to bear
interest at either the Base Rate or LIBO Rate options described in Section 2.4. The Revolving Credit Loans outstanding at any one time may involve any combination of such interest rate options in such amounts as Borrower may determine, subject to the terms and conditions hereof, including the requirement concerning minimum Loan requests and the requirements that (i) no request may be made which would require more than one interest rate option or more than one Interest Period to apply to a single Revolving Credit Loan, and (ii), in the case of LIBO Rate Loans, (a) not more than five such Loans may be outstanding at any one time, in the aggregate and (b) no LIBO Rate Loan may have an Interest Period extending beyond the Revolver Termination Date.

                    (3   Notwithstanding the foregoing, Borrower shall not be
entitled to a Revolving Credit Loan if, after giving effect to such Revolving Credit Loan, (A) the unpaid principal amount of the Revolving Credit Loans to Borrower then outstanding plus the Letter of Credit Outstandings at such time would exceed the least of (i) the Aggregate Revolving Loan Commitment, (ii) the then current Borrowing Base or (iii) $60,000,000 until such time as the Indentures each have been terminated or modified to permit a greater level of indebtedness under this Agreement or (B) the unpaid principal amount of the Revolving Credit Loans to Borrower then outstanding would exceed $25,000,000.

                    (4   Except for Revolving Credit Loans which exhaust the
full remaining amount permitted by clause (3) above, and conversions which result in the conversion of all Revolving Credit Loans subject to a particular interest rate option, each of which hereof may be in lesser amounts, each Loan when made and each conversion of Loans of one type into Loans of another type hereunder shall be in an amount at least equal to $1,000,000, or if greater, then in such minimum amount plus $1,000,000 multiples.

                    (5   Within the limits of clause (3) above, the Aggregate
Revolving Loan Commitment and the Borrowing Base, Borrower may borrow, prepay (in accordance with Section 2.8) and reborrow Revolving Credit Loans. All Revolving Credit Loans shall, in any event, be repaid by Borrower on the Revolver Termination Date.

                    (6   If any principal of a LIBO Rate Loan shall be repaid
(whether upon prepayment or acceleration) or converted to a Base Rate Loan pursuant to Section 2.3 prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if Borrower fails for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to Section 2.3, Borrower shall pay to each Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to such Bank and including lost profits) incurred or sustained by such Bank (the "ADDITIONAL AMOUNT") as a result of such repayment or failure to borrow. The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to Borrower by the Agent in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

     II.2 THE REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each
          --------------------------
Bank shall all be evidenced by a single promissory note of Borrower (each such promissory note, as it may be amended, extended, modified or renewed, a "REVOLVING CREDIT NOTE") in principal face amount equal to such Bank's Revolving Loan Commitment, payable to the order of such Bank and otherwise in the form attached hereto as Exhibit C. The Revolving Credit Notes shall be dated the Closing Date, shall bear interest at the rate per annum and shall be payable as to principal and interest in accordance with the terms hereof, and shall be delivered in substitution for any Revolving Credit Note previously delivered to such Bank. The Revolving Credit Notes shall mature upon the Revolver Termination Date and, upon maturity each outstanding Revolving Credit Loan evidenced thereby shall be due and payable. The Agent shall maintain records of all Loans evidenced by the Revolving Credit Notes and of all payments thereon, which records shall be conclusive absent manifest error.

     II.3  FUNDING PROCEDURES.
           -------------------

           (a) Each request for a Revolving Credit Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 11:00 A.M. on a Business Day by delivery to the Agent of a written request signed by Borrower, or in the alternative a telephone request followed promptly by written confirmation of the request, specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto and specifying in the case of LIBO Rate Loans the Interest Period. The form of request attached hereto as Exhibit D shall be used to request the making, conversion or renewal of Revolving

Credit Loans, unless otherwise agreed. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, and three London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by the Agent.

          (b) Upon receipt of a request for a Loan and if the conditions precedent provided herein shall be satisfied at the time of such request, the Agent promptly (and not later than 2:00 P.M. on the date of receipt of such request) shall notify each Bank of such request and of such Bank's ratable share of such Loan. Upon receipt by the Agent the request for a Loan shall not be revocable by Borrower.

          (c) Not later than 11:00 A.M. on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Loan, in immediately available funds, to the Agent at the address set forth opposite its name on the signature page hereof or at such office or account in London as the Agent shall specify to Borrower and the Banks. Unless an officer of the Agent active on Borrower's accounts knows that any applicable condition specified herein has not been satisfied, the Agent will make the funds so received from the Banks immediately available to Borrower on the date of each Loan by a credit to the account of Borrower at the Agent's aforesaid address.

          (d) If the Agent has notified the Banks as contemplated by Section 2.3(b) hereof, then unless the Agent shall have been notified by any Bank at least one Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 3:00 P.M. on the date a Base Rate Loan is requested, that such Bank does not intend to make available to the Agent such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of the Loan and the Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If and to the extent such Bank shall not have so made such funds available to the Agent, such Bank agrees to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate plus 50 basis points for three Business Days, and thereafter at the Base Rate. If such Bank shall repay to the Agent such corresponding amount, such amounts so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower immediately shall pay such corresponding amount to the Agent, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which Borrower may have against any Bank as a result of any default by such Bank hereunder.

          (e) If the Banks make, convert or renew a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in clause (c).

     II.4  INTEREST.
           ---------

           (a) BASE RATE. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Base Rate plus the Applicable Margin determined from time to time.

           (b) LIBO RATE. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a fixed rate per annum equal to the LIBO Rate plus the Applicable Margin determined from time to time.

                 (i   After receipt of a request for a LIBO Rate Loan, the Agent shall proceed to determine the LIBO Rate to be applicable thereto. The Agent shall give prompt notice by telephone or facsimile to Borrower and to each Bank of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein.

                 (ii In the event Borrower fails or is not permitted to select an Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

          (c) CONVERSIONS OF LOANS. Borrower shall have the right to convert Base Rate Loans into LIBO Loans, and vice versa, from time to time, provided that: (i) Borrower shall give the Agent notice of each permitted conversion as provided in Section 2.3 hereof; (ii) LIBO Rate Loans may be converted only as of the last day of the applicable Interest Period for such Loans; and (iii) without the consent of each of the Banks, no Base Rate Loan may be converted into a LIBO Rate Loan and no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or Potential Default, exists or would thereby occur. The Agent shall use its best efforts to notify Borrower of the effectiveness of such conversion, and the new interest rate to which the converted Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect Borrower's obligations or the Banks' rights and remedies hereunder in any way whatsoever.

          (d)    DEFAULT RATE.

                 (i   If any Event of Default specified in Section 10.1(a) or
          Section 10.1(d) shall occur; or

                 (ii If any other Event of Default occurs and the Notes are declared to be immediately due and payable;

THEN, the rate of interest applicable to each Loan then outstanding, all Unpaid Drawings and the fees applicable to all Letters of Credit provided for in
Section 2.6(c) shall be the Default Rate. Unless waived by the Required Banks, the Default Rate shall apply from the date of the Event of Default until the date such Event of Default or breach is cured, and interest accruing at the Default Rate shall be payable upon demand.

          (e) APPLICABLE MARGINS. The margin applicable to Base Rate Loans and the LIBO Rate Loans (in each such case, the "APPLICABLE MARGIN") will be determined from time to time based on the ratio of Indebtedness for Borrowed Money to EBITDA. Upon receipt by the Agent of the quarterly financial statements required to be delivered pursuant to Section 6.1(b), the Agent shall determine the ratio of Indebtedness for Borrowed Money to EBITDA for the quarterly period covered by such statements. The Agent shall thereupon determine the Applicable Margin corresponding to such ratio, in each case pursuant to the schedule attached as Schedule 2.4(e) hereto. Any adjustment to the Applicable Margins shall become effective five Business Days following receipt by the Agent of the financial statements required pursuant to Section 6.1(b) hereof or, if Borrower fails to provide financial statements within the time period required by Section 6.1(b) hereof, and such financial statements cause the Applicable Margins to increase, such adjustment of the Applicable Margins shall become effective retroactive to the date five Business Days following the date the financial statements were required under Section 6.1(b) to be furnished. Any adjustment in such Applicable Margins shall affect the Applicable Margin of Base Rate Loans then in effect or thereafter made, and shall apply to the Applicable Margin of LIBO Rate Loans thereafter made.

     II.5   LETTERS OF CREDIT.
            ------------------

            (a)     GENERAL REQUIREMENTS.

                    (1   Subject to and upon the terms and conditions herein set
forth, Borrower may request CoreStates Bank, N.A. ("L/C BANK") or, upon the written consent of L/C Bank and the requested Bank, any other Bank at any time and from time to time prior to the Revolver Termination Date, to issue, and subject to the terms and conditions contained herein such Bank (the "ISSUING BANK") shall issue, for the account of Borrower, one or more Letters of Credit in such form as is approved by the Issuing Bank in its sole discretion. The Borrower agrees not to request the issuance of any Letter of Credit for use by, in connection with, or for IESA, ICF Kaiser Participacoes Ltda., and/or ICF Kaiser Brazil Holdings unless the Borrower has obtained the prior written consent of the Agent for the issuance of such Letter of Credit.

                    (2   Notwithstanding the foregoing, no Letter of Credit
shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings and outstanding principal amount of Revolving Credit Loans at such time, would exceed the least of (i) the Aggregate Revolving Loan Commitment (ii) the Borrowing Base or (iii)$60,000,000 until such time as the Indentures each have been terminated or modified to permit a greater level of indebtedness under this Agreement.

                    (3 (i No Letter of Credit shall bear an expiry date later than the Revolver Termination Date, and (ii) the aggregate Stated Amount of all Letters of Credit containing any term or provision that extends the expiry date or otherwise renews such Letter of

Credit without explicit action being taken by the Issuing Bank outstanding at any time shall not exceed $3,000,000.

          (b)  LETTER OF CREDIT REQUESTS.

               (1   Whenever Borrower desires that a Letter of Credit be issued for its account, Borrower shall give the Issuing Bank (with copies to be sent to the Agent and each other Bank) at least five Business Days' prior written request therefor (or such shorter period of notice as the Issuing Bank may agree upon with Borrower from time to time).

               (2   The execution and delivery of each request for a Letter of
Credit shall be deemed to be a representation and warranty by Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Section 2.5. Unless the Issuing Bank has received notice from the Agent or the Required Banks before it issues the respective Letter of Credit that one or more of the conditions specified in Section 5.1 are not then satisfied, or that the issuance of such Letter of Credit would violate this
Section 2.5, then the Issuing Bank may issue the requested Letter of Credit for the account of Borrower in accordance with the terms of this Agreement and, with respect to any matters not specifically covered by this Agreement, in accordance with the Issuing Bank's usual and customary practices.

          (c)  LETTER OF CREDIT PARTICIPATIONS.

               (1   Immediately upon the issuance by the Issuing Bank of any
Letter of Credit (or in the case of the existing Letters of Credit, upon the effective date of this Agreement), the Issuing Bank shall be deemed to have sold and transferred to each Bank (other than the Issuing Bank), and each such Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.5(c) to reflect the new Commitment Percentages of the assigning and assignee Banks.

               (2   In determining whether to pay under any Letter of Credit,
the Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or wilful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

               (3   In the event that the Issuing Bank makes any payment under any Letter of Credit and Borrower shall not have reimbursed such amount in full in cash to the Issuing Bank pursuant to and as required by Section 2.5(d), the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank, the amount of such Bank's Commitment Percentage of such unreimbursed payment in same day funds. Such payment shall be made to the Agent at the address set forth opposite its name on the signature page hereof or at such office or account in London as the Agent shall specify to the Banks. If the Agent so notifies, prior to 11:00 A.M. on any Business Day, any Bank required to fund a payment under a Letter of Credit, such Bank shall make its required payment on the same Business Day. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Agent for the account of the Issuing Bank, such Bank agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank at the Federal Funds Rate plus 50 basis points. The failure of any Bank to make available to the Agent for the account of the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above; but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of the Issuing Bank such other Bank's Commitment Percentage of any such payment.

          (4   Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Issuing Bank any payments from the Banks pursuant to clause (3) above, the Issuing Bank shall pay to the Agent and the Agent shall promptly pay to each Bank which has paid its Commitment Percentage thereof, in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

          (5   Upon the request of any Bank, the Issuing Bank shall furnish to such Bank copies of any Letter of Credit to which the Issuing Bank is party and such other documentation relating to such Letter of Credit as may reasonably be requested by such Bank.

          (6   As between Borrower on the one hand and the Issuing Bank and the
Banks on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Without limiting the generality of the foregoing, neither the Issuing Bank nor any other Bank shall be responsible (except in the case of its gross negligence or willful misconduct) for the following:

               (i   the form, validity, sufficiency, accuracy, genuineness
     or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any respects invalid, insufficient, inaccurate, fraudulent or forged;

               (ii the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                    (iii failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than material conditions or instructions that expressly appear in such Letter of Credit;

                    (iv   errors, omissions, interruptions or delays in the
          transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they are encoded;

                    (v    errors in interpretation of technical terms;

                    (vi   any loss or delay in the transmission or otherwise of
          any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

                    (vii the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing of any such Letter of Credit; and

                    (viii any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any acts of governments.

               (7   The obligations of the Banks to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit issued in conformity with this Agreement shall be irrevocable and not subject to any qualification or exception whatsoever (except that no Bank shall be obligated to reimburse any Issuing Bank for wrongful payments made as a result of acts or omissions constituting wilful misconduct or gross negligence by such Issuing
Bank) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                    (i   any lack of validity or enforceability of this
          Agreement or any of the other Loan Documents;

                    (ii the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                    (iii any draft, certificate or any other document presented under the Letter of Credit shall prove to be forged, fraudulent, invalid or insufficient in any respect or any statement therein shall prove to be untrue or inaccurate in any respect;

                    (iv   the surrender or impairment of any security for the
          performance or observance of any of the terms of any of the Loan Documents;

                    (v   the occurrence of any Potential Default or Event of
          Default; or

                    (vi   the termination of this Agreement or any Revolving
          Loan Commitment (but only with respect to Letters of Credit issued prior to such termination).

          (d)  AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS, COLLATERAL, ETC.

               (1   Borrower agrees to reimburse the Issuing Bank, in
immediately available funds, for any payment made by the Issuing Bank under any Letter of Credit issued for the benefit of Borrower (each such amount so paid until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 11:00 A.M. (Philadelphia time) on the date of such payment such interest shall accrue, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the Base Rate plus 200 basis points, such interest to be payable promptly following demand.

               (2   The obligations of Borrower under this Section 2.5(d) to
reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against any Bank (including in its capacity as the Issuing Bank or as a participant in any Letter of Credit), including, without limitation, any defense based upon any non-application or misapplication by the beneficiary of the proceeds of any drawing under a Letter of Credit (each, a "DRAWING"); provided, however, that Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting wilful misconduct or gross negligence on the part of the Issuing Bank.

               (3   On the Revolver Termination Date, Borrower shall deliver to the Agent cash or U.S. Treasury Bills with maturities of not more than ninety
(90) days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) ("DISCOUNTED TREASURIES") in an amount equal at all times to one hundred and five percent (105%) of the Letter of Credit Outstandings, such cash or Discounted Treasuries and all interest earned thereon to constitute cash collateral for Borrower's reimbursement obligation with respect to all Letters of Credit outstanding on the Revolver Termination Date. If such cash collateral or Discounted Treasuries have not been deposited within five (5) days after the date required, one or more of the Banks shall be entitled to charge any account maintained by Borrower or any wholly owned Subsidiary with such Bank or Banks to the extent necessary to create such cash collateral for the benefit of all Banks. Any cash collateral deposited under this paragraph, and all interest earned thereon, shall be held by the Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment. Upon expiration of such Letters of Credit or reimbursement by Borrower of Unpaid Drawings thereunder and if no Event of Default or Potential Default then exists, any such collateral shall be released to Borrower.

          (e) TRADE COLLATERAL. Borrower hereby grants to the Bank issuing a Documentary Letter of Credit an absolute security interest in and unqualified right to possession and disposal of all property shipped under or in connection with each Documentary Letter of Credit issued, created or entered into by such Bank, and in and to all shipping documents, documents of title, or drafts drawn under a Documentary Letter of Credit, together with the proceeds of each and all of the foregoing, as and to the extent required by the applicable application for each Documentary Letter of Credit when issued, until such time as all the obligations and liabilities of Borrower to such Bank under or with reference to such Documentary Letter of Credit, and all other Obligations, now or hereafter incurred, have been fully paid and discharged. Borrower will execute and deliver to each Bank from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such further acts and things as a Bank may reasonably request in order to further evidence or carry out the intent of this Section or to perfect the lien and security interest created hereby or intended so to be.

     II.6 FEES.
          ----

          (a) COMMITMENT FEE. Borrower shall pay to the Agent on behalf of each Bank as compensation for such Bank's Revolving Loan Commitment a fee (the "COMMITMENT FEE"), pro rata based upon each Bank's Commitment Percentage, computed at the rate of 5/8 of 1% per annum on the average daily amount of the unused portion of the Aggregate Revolving Loan Commitment accrued from and after the date hereof. The unused portion of the Aggregate Revolving Loan Commitment shall mean the Aggregate Revolving Loan Commitment less the sum of the aggregate unpaid principal of outstanding Revolving Credit Loans plus the Letter of Credit Outstandings. The Commitment Fee shall be payable in arrears on the first Business Day of each January, April, July and October, commencing July 1, 1996 (for the three month period or portion thereof ended on the preceding day), and on the Revolver Termination Date. Payment shall be made to the Agent on behalf of the Banks and the Agent shall promptly forward to each Bank the pro rata amount due such Bank. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

          (b) LETTER OF CREDIT FEES. The fee applicable to Letters of Credit shall be computed at the applicable LIBO Rate Applicable Margin per annum as provided in Schedule 2.4(e) hereto on the average daily amount of Letter of Credit Outstandings accrued from and after the date hereof. Such fee shall be due and payable by the Borrower to the Banks (on the basis of each Bank's Commitment Percentage) quarterly in arrears on and through the first Business Day of each January, April, July and October, commencing July 1, 1996 (for the three-month period or portion thereof ended on the preceding day) and on the Revolver Termination Date.

          (c) FRONTING FEE. Borrower agrees to pay to the Issuing Bank, for its own account, (A) a fee (the "FRONTING FEE") equal to one-eighth of one percent (1/8%) per annum of the aggregate face amount of the outstanding Letters of Credit which shall be computed and paid on a quarterly basis, in arrears, on the first Business Day of each calendar quarter, beginning in the first calendar quarter after the date hereof, in each case for the actual number of days elapsed over a 360 day year, and (B) customary issuance, amendment, extension, cancellation and administration fees and charges for each Letter of Credit, due and payable upon demand of the Issuing Bank.

          (d) CLOSING FEE. Borrower shall pay to the Agent the fees set forth in the term sheet dated October 15, 1997 executed by Borrower.

     II.7 REDUCTION OR TERMINATION OF AGGREGATE REVOLVING LOAN COMMITMENT.
          ---------------------------------------------------------------

          (a) NOTICE OF VOLUNTARY REDUCTION OR TERMINATION. Borrower may at any time, on not less than three Business Days' written notice by Borrower to the Agent, terminate or permanently reduce the Aggregate Revolving Loan Commitment pro rata among the Banks, provided that any reduction shall be in the amount of $3,000,000 or a multiple thereof.

          (b) MANDATORY TERMINATION. In the event the Aggregate Revolving Loan Commitment is terminated by Borrower, the Revolver Termination Date shall accelerate and Borrower shall, simultaneously with such termination, repay the Base Rate Loans and LIBO Rate Loans in accordance with Section 2.8, and shall deliver to the Agent cash or Discounted Treasuries relating to Letter of Credit Outstandings in accordance with Section 2.5(d)(3).

          (c) MANDATORY REDUCTION. Except to the extent (i) proceeds arise from a sale that is permitted by Section 7.7(i) through (iv) hereof, or (ii) otherwise agreed by the Required Banks, the Aggregate Revolving Loan Commitment shall be reduced from time to time by the full amount of net cash proceeds of assets sold by Borrower or any Subsidiary on or after the date hereof, if and to the extent the aggregate amount of all such sales after the date hereof exceed 15% of the lesser of (i) total assets of Borrower and its Subsidiaries on a consolidated basis or (ii) EBITDA for the immediately preceding four fiscal quarters, determined as of the end of the fiscal quarter immediately preceding such sale.

     II.8 PREPAYMENTS.
          -----------

          (a) MANDATORY PREPAYMENTS. If at any time (a) the aggregate outstanding Revolving Credit Loans plus Letter of Credit Outstandings exceed the lesser of (y) the then Aggregate Revolving Loan Commitment or (z) the then current Borrowing Base or (b) the unpaid principal amount of the Revolving Credit Loans to Borrower then outstanding exceed $25,000,000, Borrower shall make a prepayment of principal in respect of the Base Rate Loans in such amount as is necessary to assure that the aggregate principal amount of Loans outstanding immediately after such reduction plus Letter of Credit Outstandings will not exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base. If prepayment in full of the Base Rate Loans does not reduce the amount of all Loans outstanding plus Letter of Credit Outstandings to an amount that will not exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current

Borrowing Base, Borrower shall deposit with the Agent cash and Discounted Treasuries in an amount sufficient to repay that portion of the principal amount of LIBO Rate Loans outstanding, with interest thereon through the end of each applicable Interest Period, as is necessary to assure that the aggregate principal amount of Loans outstanding immediately after such reduction of the Base Rate Loans less the principal amount of LIBO Loans repaid by such collateral plus Letter of Credit Outstandings will not exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base, such collateral to be held by the Agent on behalf of the Banks until each such maturity date and then applied to the repayment of such Loans. If, upon prepayment in full of the Base Rate Loans and deposit of cash and Discounted Treasuries in an amount sufficient to repay the principal amount of the LIBO Rate Loans, the Letter of Credit Outstandings exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base, Borrower shall deposit with the Agent cash and Discounted Treasuries in an amount equal to one hundred five percent (105%) of the amount by which Letters of Credit Outstandings exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base, such collateral to be held by the Agent on behalf of the Banks to reimburse the Issuing Bank for the amount of any Unpaid Drawings. Upon reduction of Letter of Credit Outstandings to an amount equal to the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base and if no Event of Default or Potential Default then exists, any such collateral held for reimbursement of Unpaid Drawings of Letters of Credit shall be released to Borrower. If Borrower sells or otherwise disposes of assets requiring a reduction in the Aggregate Revolving Loan Commitment pursuant to Section 2.7(c) hereof, Borrower shall use the proceeds of each such sale or disposition to prepay the Revolving Credit Loans, unless the Required Banks consent in writing to the waiver of this provision, such waiver being required for each sale or disposition.

          (b) BASE RATE LOANS. In addition, on one Business Day's notice by Borrower to the Agent and the Banks, Borrower may, at its option, prepay the Base Rate Loans in whole at any time or in part from time to time, provided that each partial prepayment shall be in the principal amount of multiples of $1,000,000.

          (c) LIBO RATE LOANS. On three Business Days' notice by Borrower to the Agent and the Banks, Borrower may prepay any LIBO Rate Loan provided that if Borrower shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, Borrower shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, the Additional Amount incurred or sustained by such Bank as a result of such prepayment or failure to borrow as provided in Section 2.1(a)(6).

     II.9 PAYMENTS.

          (a) LIBO LOANS. Accrued interest on LIBO Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Loans with Interest Periods of six months shall be due and payable at the end of the third month and on the last day of such Interest Period.

          (b) BASE RATE LOANS. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month and upon the Revolver Termination Date.

          (c) LETTER OF CREDIT FEES. Accrued Letter of Credit fees on all Letters of Credit shall be due and payable on the first Business Day of each calendar quarter and upon the Revolver Termination Date.

          (d) FORM OF PAYMENTS, APPLICATION OF PAYMENTS, PAYMENT ADMINISTRATION, ETC. Provided that no Event of Default or Potential Default thenexists and except as provided in Section 2.8(a) hereof, all payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by Borrower, by written notice to the Agent at the time of such payment or prepayment. If no such written notice is received by the Agent or if an Event of Default or Potential Default then exists, the payment or prepayment shall be applied to the Loans in such order and to such extent as the Agent shall determine in accordance with Section 12.7. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by Borrower hereunder shall be remitted to the Agent on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account in London as the Agent shall specify to Borrower and the Banks, in immediately available funds not later than 2:00 P.M. on the day when due. The Agent will promptly distribute to each Bank by wire transfer in immediately available funds each Bank's pro rata share of such payment based upon such Bank's Commitment Percentage. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period" in Section 1.1, be extended to the next succeeding Business Day and interest and fees shall continue to accrue during such extension. Borrower authorizes the Agent to deduct from any account of Borrower or any wholly owned Subsidiary maintained at the Agent or over which the Agent has control any amount payable under this Agreement, the Notes or any other Loan Document which is not paid in a timely manner. The Agent's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect Borrower's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

          (e)  NET PAYMENTS.

               (1) All payments made to the Banks and the Agent by Borrower hereunder, under any Note or under any other Loan Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of a Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of such Bank is located), and all interest, penalties or similar liabilities with respect thereto

(collectively, together with any amounts payable pursuant to the next sentence, "TAXES"). Borrower shall also reimburse each Bank, upon the written request of such Bank, for Taxes imposed on or measured by the gross or net income of such Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof), or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank due to the amount of Taxes paid to or on behalf of such Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. Borrower will furnish to the Agent upon request certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Bank, and reimburse the Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

               (2) Notwithstanding the preceding paragraph (1), Borrower shall be entitled, to the extent required to do so by law, to deduct or withhold Taxes imposed by the United States of America (or any political subdivision or taxing authority thereof) from interest, fees or other amounts payable hereunder for the account of any Person other than a Bank (x) that is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes (but excluding any foreign office of any Bank) or (y) that has necessary forms on file with Borrower for the applicable year to the extent deduction or withholding of such Taxes is not required as a result of the filing of such forms, provided that if Borrower shall so deduct or withhold any such Taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such Taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

     II.10  CHANGES IN CIRCUMSTANCES; YIELD PROTECTION.
            ------------------------------------------

          (a) If any Regulatory Change or compliance by the Banks with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

               (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Banks;

               (ii) impose on the Banks any other condition regarding the Notes or the Letters of Credit;

               (iii) subject the Banks to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing the Banks to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from Borrower; or

               (iv) change the basis of taxation of payments from Borrower to the Banks (other than by reason of a change in the method of taxation of a Bank's net income);

and the result of any of the foregoing events is to increase the cost to a Bank of making or maintaining any Loan or Letter of Credit or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any Loan or Letter of Credit, the Agent will immediately so notify Borrower. If a Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by the Agent to Borrower, Borrower shall pay to such Bank on each interest payment date of the Loan or, as to those increased costs or reduced amounts relating to Letters of Credit within thirty days of such notice, such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

          (b) If any Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, Borrower shall promptly pay to the Agent for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

          (c) If the Agent shall determine (which determination will be made after consultation with any Bank requesting same and shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Agent shall give notice of such inability or determination by telephone to Borrower and to each Bank at least two Business Days prior to the date of the proposed Loan and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of Borrower at any time thereafter to submit another request.

          (d) Determination by a Bank for purposes of this Section 2.10 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or Letters of Credit or on amounts receivable by it in respect of the Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to Borrower, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

          (e) The affected Bank will notify Borrower of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount of amounts then payable pursuant to this Section 2.10. Borrower shall pay such Bank the amount shown as due on such notice within 10 days after its receipt of the same.

     II.11  ILLEGALITY.   Notwithstanding any other provision in this Agreement,
            ----------
if the adoption of any applicable Regulations, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Banks to (1) maintain their Revolving Loan Commitments, then upon notice to Borrower by the Agent, the Revolving Loan Commitments shall terminate; or (2) maintain or fund their LIBO Rate Loans, then upon notice to Borrower of such event, Borrower's outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

III. REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants to the Banks as to itself and each Subsidiary or Subsidiary Guarantor, as the case may be, that:

     III.1  ORGANIZATION, STANDING.  Borrower and each Subsidiary Guarantor (i)
            ----------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under each Loan Document to which it is a party and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

     III.2  CORPORATE AUTHORITY, VALIDITY ETC.  The making and performance of
            ---------------------------------
the ETC. Loan Documents to which it is a party are within the power and authority of Borrower and each Subsidiary Guarantor and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of Borrower's or any Subsidiary Guarantor's shareholders or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien, other than Liens in favor of the Banks under the Loan Documents, upon any of its assets. The number of shares and classes of the capital stock of Borrower and each Subsidiary Guarantor and the ownership thereof are accurately set forth on Schedule 3.12 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions. Further, neither Borrower nor any Subsidiary Guarantor is in default under any material agreement, lease or instrument except to the extent such default reasonably could not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and except to the extent such default reasonably could not have a material adverse effect on Borrower's ability to perform its obligations under the Loan Documents. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by Borrower or any Subsidiary Guarantor of any Loan Document to which Borrower is a party or for the validity or enforceability thereof. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of Borrower and each Subsidiary Guarantor, enforceable against it in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     III.3  LITIGATION.  Except as disclosed on Schedule 3.3, there are no
            ----------
actions, suits or proceedings pending or, to Borrower's knowledge, threatened against or affecting Borrower or any Subsidiary or any assets of Borrower or any Subsidiary before any court, government agency, or other tribunal which if adversely determined reasonably could have a material adverse effect on the financial condition, operations or assets of Borrower and its Subsidiaries taken as a whole or upon the ability of Borrower or any Subsidiary Guarantor to perform under the Loan Documents. The status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 3.3.

     III.4  ERISA.  Borrower and each Subsidiary and ERISA Affiliate is in
            -----
compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, (a) neither Borrower, any Subsidiary, nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multi employer plan (as defined in section 4001 of ERISA) under which Borrower, any Subsidiary or any ERISA Affiliate could have any withdrawal liability; (b) neither Borrower, any Subsidiary, nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of (S)412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by Borrower, any Subsidiary or any ERISA Affiliate (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of Borrower and each Subsidiary and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a material adverse effect on Borrower or any Subsidiary; and (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of Borrower, any Subsidiary or ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

     III.5  FINANCIAL STATEMENTS.  The consolidated financial statements of
            --------------------
Borrower and its Subsidiaries as of and for the year ended December 31, 1996 consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, present fairly, in all material respects, the financial position, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 3.5, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no material adverse change in the business, operations or assets or condition (financial or otherwise) of Borrower or any of the Subsidiary Guarantors since December 31, 1996.

     III.6  NOT IN DEFAULT; JUDGMENTS, ETC.  No Event of Default or Potential
            ------------------------------
Default under any Loan Document has occurred and is continuing. Borrower and its Subsidiaries have satisfied all judgments and neither Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

     III.7  TAXES.  Borrower and each Subsidiary has filed all federal, state,
            -----
local and foreign tax returns and reports which it is required by law to file and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable (other than those being contested in good faith by appropriate proceedings and disclosed on
Schedule 3.7). The tax charges, accruals and reserves on the books of Borrower and each Subsidiary are adequate to pay all such taxes that have accrued but are not presently due and payable. Borrower and each Subsidiary Guarantor is a member of an affiliated group of corporations filing consolidated returns for United States federal income tax purposes, and Borrower is the "common parent" of such group.

     III.8  PERMITS, LICENSES, ETC.  Borrower and each Subsidiary possesses all
            ----------------------
permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a material effect on the financial condition, operations or assets of Borrower and its Subsidiaries taken as a whole.

     III.9  COMPLIANCE WITH LAWSIII.9  COMPLIANCE WITH LAWS.
            -----------------------------------------------

          (a) Borrower and each Subsidiary is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

          (b)  Hazardous Wastes, Substances and Petroleum Products.
               ---------------------------------------------------

               (1) Borrower and each Subsidiary: (i) has received all permits and filed all material notifications necessary to carry on their respective business(es); and (ii) is in compliance in all respects with all Environmental Control Statutes.

               (2) Neither Borrower nor any Subsidiary has given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by Borrower or any Subsidiary or used in connection with the conduct of its business and operations.

               (3) Neither Borrower nor any Subsidiary has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute.

               (4) No real property owned or leased by Borrower or any Subsidiary is in material violation of any Environmental Control Statutes, no Hazardous Substances are present on said real property and neither Borrower nor any Subsidiary has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Control Statutes.

     III.10 SOLVENCY.  Borrower and each Subsidiary Guarantor, on a consolidated
            --------
basis, are, and after giving effect to the transactions contemplated hereby, will be, Solvent.

     III.11 NO BURDENSOME AGREEMENTS.  Neither Borrower nor any Subsidiary is a
            ------------------------
party to or bound by any agreement or instrument or subject to any corporate or other restriction, the performance or observance of which now has or, as far as Borrower or any Subsidiary can reasonably foresee, may have a materially adverse effect on the financial condition, operations or assets of Borrower or of Borrower and its Subsidiaries taken as a whole.

     III.12 SUBSIDIARIES, INVESTMENTS, ETC.  Set forth in Schedule 3.12 hereto
            ------------------------------
is a complete and correct list, as of the date of this Agreement, of all Subsidiaries (and the respective jurisdiction of incorporation of each such Subsidiary), and of all

Investments held by Borrower in any joint venture or other Person. Except as disclosed in Schedule 3.12 hereto, as of the date hereof, Borrower owns, directly or through a Subsidiary, free and clear of Liens, the percentage and nature of ownership interests of each Subsidiary as set forth in Schedule 3.12 and all such interests are validly issued, fully paid and non-assessable, and Borrower (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments. Schedule 3.12 also sets forth as to each Subsidiary the percentage and nature of ownership interests, and names of the record and beneficial owners of all such issued and outstanding interests. Except as set forth on Schedule 3.12, all of the issued and outstanding Capital Stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and held free and clear of all Liens whatsoever, and there are no outstanding subscriptions, options, warrants, calls, conversion or exchange rights, commitments or agreements of any character obligating any Subsidiary to issue, deliver or sell additional Capital Stock of any class or any securities convertible into or exchangeable for any such Capital Stock.

     III.13 AMOUNTS OWED TO OR FROM AFFILIATES; INTERCOMPANY AGREEMENTS.
            -----------------------------------------------------------

          (a) AFFILIATES. Except as disclosed on Schedule 3.13 as of the date of this Agreement, there is not outstanding and unpaid any debt, loan, advance, guaranty or investment (i) by Borrower or any Subsidiary to or for the benefit of any Subsidiary or Borrower Affiliate or (ii) to Borrower or any Subsidiary from any Subsidiary or Borrower Affiliate (collectively, "INTERCOMPANY DEBT"), and there has not been paid (1) by Borrower to or for the benefit of any Borrower Affiliate or (2) to Borrower or any Subsidiary from any Subsidiary or Borrower Affiliate, any amount for management, administrative, operational, consulting, brokerage or other services. Neither Borrower nor any Subsidiary has prepaid to or for the benefit of any Subsidiary or Borrower Affiliate any Intercompany Debt or amount for management, administrative, operational, consulting, brokerage or other services.

          (b) INTERCOMPANY AGREEMENTS. Except as disclosed on Schedule 3.13 hereto as of the date of this Agreement, there are no agreements between Borrower or any Subsidiary and any Subsidiary or Borrower Affiliate relating to the extension of any funds to Borrower, the sharing of any costs among Borrower and any Subsidiary or Borrower Affiliate or the provision of any management, administrative, operational, consulting, brokerage or other services to Borrower ("INTERCOMPANY AGREEMENTS").

     III.14 SUBSIDIARIES.  The Subsidiaries of Borrower listed on Schedule 3.12,
            ------------
as supplemented from time to time, constitute all of the Subsidiaries of Borrower. Borrower and the Subsidiary Guarantors collectively own (directly and not through other Subsidiaries) at least 90% of the assets of Borrower and its consolidated Domestic Subsidiaries on a consolidated basis. Borrower and the Domestic Subsidiaries collectively own (directly and not through other Subsidiaries) at least 75% of the assets of Borrower and its consolidated Subsidiaries on a consolidated basis.

     III.15 MAINTENANCE OF INSURANCE.  Borrower maintains insurance with
            ------------------------
financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     III.16 U.S. GOVERNMENT CONTRACTS.  Neither the Borrower nor any Subsidiary
            -------------------------
is in receipt of any notice from any governmental authority that Borrower is disqualified, barred or suspended from bidding on or performing any contract or proposed contract.

     III.17 MARGIN STOCK.  Borrower has not and will not use or permit any
            ------------
proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve Systems, as amended from time to time.

     III.18 PROPERTIES.  Borrower has good title to, or in the case of leased
            ----------
property has valid leasehold interests in, all of its material properties and assets (whether real or personal, tangible or intangible).

     III.19 CHANGE.  No material adverse change shall have occurred in the
            ------
business, operations, property, financial condition or prospects of the Borrower since December 31, 1996.

     III.20 DISCLOSURE GENERALLY.  The representations and statements made by or
            --------------------
on behalf of Borrower or any Subsidiary in connection with this credit facility and each Loan hereunder, including representations and statements in each of the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report or financial statement furnished by Borrower or any Subsidiary to the Banks in connection with this Agreement, the Loans, or any Loan Document, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

IV.  SECURITY.
     --------

     IV.1  SECURITY DOCUMENTS.  As security for the punctual payment in full of
           ------------------
all Obligations, the Agent on behalf of the Banks shall have and shall continue to have a valid first lien on and security interest in all the Collateral (as defined in the Security Agreement) of Borrower and each Subsidiary Guarantor, excluding ICF Kaiser Netherlands, to the extent provided in the Security Agreement. In addition, Borrower and the Subsidiary Guarantors or any of them, excluding ICF Kaiser Netherlands, will obtain for the Banks a valid first lien on and security interest in those assets of the nature of the Collateral of each Person, a majority of the voting stock of which is held by Borrower or a Subsidiary Guarantor to the extent provided in the Security Agreement, upon the acquisition by any of them of a majority of the voting stock of any Person through the purchase of capital stock or otherwise. The Borrower agrees to use commercially reasonable efforts to obtain such a valid first lien on and security interest in the Collateral of ICF Kaiser Netherlands. Upon the granting of such lien, such assets shall become Collateral for all purposes of this Agreement and the Security Agreement.

V.   CONDITIONS PRECEDENT.
     --------------------

     V.1 ALL LOANS AND LETTERS OF CREDIT..1 ALL LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make any Loan or issue any Letter of Credit, is conditioned upon the following:

          (a) DOCUMENTS. In the case of a Loan, Borrower shall have delivered and the Agent shall have received a request for a Loan, as provided in Sections
2.1 and 2.3. In the case of a Letter of Credit the Issuing Bank shall have received an appropriate request therefor.

          (b) COVENANTS; REPRESENTATIONS. Each Person that is a party thereto other than the Banks and the Agent shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan or Letter of Credit is made or issued.

          (c) DEFAULTS. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

          (d) CHANGE. No material adverse change shall have occurred in the financial condition or prospects of Borrower or Borrower and its Subsidiaries taken as a whole since the date hereof.

          (e) LOCK-BOX ACCOUNTS. The Agent and Borrower shall have entered into one or more lock-box agreements, in form and substance satisfactory to the Agent and the Banks, pursuant to Section 3 of the Security Agreement. The Agent and the Banks shall have received evidence, in form and substance satisfactory to them, that Borrower and each Subsidiary Guarantor shall have instructed all of its account debtors to make all payments in respect of the Accounts to the relevant Lock-Box Account (as defined in the Security Agreement).

          (f) FEES AND REIMBURSABLE EXPENSES. The Agent shall have received the fees and reimbursable expenses to be received on the date hereof referred to in Sections 2.6(d) and 12.8(a) hereof.

          (g) ACTIONS TO PERFECT LIENS. The Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (h) AMENDED AND RESTATED SECURITY AGREEMENT. The Borrower, the Subsidiary Guarantors and the Agent shall have entered into the Security Agreement.

     V.2 CONDITIONS TO EFFECTIVENESS. This Agreement shall not be effective until each of the following conditions has been satisfied:

          (a) ARTICLES, BYLAWS. The Banks shall have received copies of the Articles or Certificates of Incorporation and Bylaws of Borrower and each of the Subsidiary Guarantors, certified by such party's Secretary or Assistant Secretary (or the certificate of such officer that the copies of such documents previously delivered to the Banks are still true and complete); together with Certificates of Good Standing from any jurisdiction where the nature of the business of Borrower and each of the Subsidiary Guarantor or the ownership of their respective properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower or Borrower and its Subsidiaries taken as a whole;

          (b) EVIDENCE OF AUTHORIZATION. The Banks shall have received copies certified by the Secretary or Assistant Secretary of Borrower and each Subsidiary Guarantor of all corporate or other action taken by such party to authorize its execution and delivery and performance of the Loan Documents and to authorize the Revolving Credit Loans and Letters of Credit hereunder, together with such other related papers as the Banks shall reasonably require;

          (c) LEGAL OPINIONS. The Banks shall have received a favorable written opinion of Crowell & Moring LLP, Counsel for Borrower and the Subsidiary Guarantors, which shall be addressed to the Banks and be dated the date of the first Loan, in substantially the form attached as Exhibit E, and such other legal opinion or opinions as the Banks may reasonably request;

          (d) INCUMBENCY. The Banks shall have received a certificate signed by the Secretary or Assistant Secretary of Borrower and each Subsidiary Guarantor, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until the Agent shall have received a further certificate of the appropriate Secretary or Assistant Secretary amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder;

          (e) NOTES. Each Bank shall have received an executed Note payable to the order of such Bank and otherwise in the form of Exhibit C hereto.

          (f) DOCUMENTS. The Agent shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to the Agent and the Banks;

          (g) CONSENTS. Borrower shall have provided to the Banks evidence satisfactory to the Banks that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect;

          (h) OTHER AGREEMENTS. Borrower and each Subsidiary Guarantor shall have executed and delivered each other Loan Document required hereunder;

          (i) CHANGE. No material adverse change shall have occurred in the financial condition or prospects of Borrower since December 31, 1996; and

          (j) DUE DILIGENCE REVIEW. Each Bank shall be fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to, the business, management, finances, operations, affairs, prospects, assets, existing and potential liabilities, obligations, profits or condition of Borrower, and its environmental review of all real property used in Borrower's business.

VI.  AFFIRMATIVE COVENANTS
     ---------------------

     Borrower covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligations remain unpaid or outstanding, Borrower will:

     VI.1 FINANCIAL STATEMENTS AND REPORTS. Furnish to the Agent and each of the
          --------------------------------
Banks the following financial information:

          (a) ANNUAL STATEMENTS. As soon as available but no later than one hundred and five (105) days after the end of each fiscal year, a balance sheet of Borrower and its Subsidiaries as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for Borrower and its Subsidiaries for the fiscal year and the prior fiscal year in comparative form. The financial statements shall be on a consolidated basis and shall include consolidating information. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The annual financial statements (other than the consolidating information) shall be certified (without any qualification or exception) by independent public accountants of nationally recognized standing acceptable to the Banks and such consolidating information shall be certified by the Executive Vice President and Chief Financial Officer of Borrower. Such financial statements shall be accompanied by a report of such independent certified public accountants, and such consolidating information shall be accompanied by a report of such Executive Vice President and Chief Financial Officer, in each case stating that, in the opinion of such accountants or officer, respectively, such financial statements or consolidating information present fairly, in all material respects, the financial position, and the results of operations and the cash flows of Borrower and its Subsidiaries for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants or officer and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection

(a) (other than the consolidating financial statements) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, Borrower shall, promptly upon receipt thereof, furnish to the Banks a copy of each other report submitted to the board of directors of Borrower by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of Borrower and its Subsidiaries.

          (b) QUARTERLY STATEMENTS. As soon as available but no later than sixty (60) calendar days after the end of each fiscal quarter of each fiscal year, a consolidated balance sheet of Borrower and its Subsidiaries and related consolidated statements of operations, retained earnings and cash flows for such quarterly period and for the period from the beginning of such fiscal year to the end of such fiscal quarter, together with consolidating information, excluding Kaiser-Hill, and a corresponding financial statement for the same periods in the preceding fiscal year certified by the Executive Vice President and Chief Financial Officer or the Vice President and Treasurer of Borrower as having been prepared in with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments).

          (c) STATEMENTS EXCLUDING KAISER-HILL. As soon as available but no later than sixty (60) calendar days after the end of each fiscal quarter of each fiscal year, and as soon as available but no later than one hundred and five
(105) calendar days after the end of each fiscal year, a consolidated balance sheet of Borrower and its Subsidiaries and related consolidated statements of operations for such quarterly or annual period, as the case may be, excluding all financial information relating to Kaiser-Hill, and a corresponding financial statement for the same periods in the preceding fiscal year certified as correct by the Executive Vice President and Chief Financial Officer or the Vice President and Treasurer.

         (d) FINANCIAL STATEMENTS AND REPORTS SENT TO SHAREHOLDERS OR FILED WITH THE SEC. Within fifteen (15) days after the same are sent copies of all financial statements and reports which Borrower and its Subsidiaries sends to its shareholders, and within fifteen (15) days after the same are filed, copies of all financial statements, notices, reports, and filings which Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

         (e) NO DEFAULT. Within sixty (60) calendar days after the end of each of the first three fiscal quarters of each fiscal year and within one hundred five (105) calendar days after the end of each fiscal year, a certificate signed by the Executive Vice President and Chief Financial Officer of Borrower certifying that, to the best of such officer's knowledge, after due inquiry, (i) Borrower and each Subsidiary Guarantor has complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Borrower.

          (f) COMPLIANCE. Within sixty (60) calendar days after the end of each of the first three fiscal quarters of each fiscal year and within one hundred five (105) calendar days after the end of each fiscal year, a certificate signed by the Executive Vice President and Chief Financial Officer or the Vice President and Treasurer of Borrower demonstrating compliance with all financial covenants (including all relevant calculations) and representations contained in this Agreement as of the end of such period. Such certificate will be substantially in the form of Exhibit F hereto, or in such other form as the Agent may reasonably request from time to time. The Executive Vice President and Chief Financial Officer or the Vice President and Treasurer of Borrower shall provide any and all reports, audits, and such other information as may be reasonably requested by the Agent to substantiate such compliance by Borrower or upon which said officer may have relied in signing such certificate.

          (g) BORROWING BASE CERTIFICATE. Within twenty (20) calendar days after the end of each month, a Borrowing Base Certificate in the form attached hereto as Exhibit G signed by the Executive Vice President and Chief Financial Officer or the Vice President and Treasurer of Borrower, together with an aging of all Accounts, consolidating financial statements and such other information as may be reasonably requested by the Agent to substantiate such Borrowing Base Certificate.

          (h) PROJECTIONS. Not later than 30 days prior to the end of each fiscal year of Borrower, projections of the operating budget and cash flows for Borrower and its Subsidiaries for the immediately following fiscal year, satisfactory in form to the Agent and the Banks.

          (i) ERISA. Within fifteen (15) Business Days of filing, all reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event.

          (j) MATERIAL CHANGES. Within five (5) Business Days of the occurrence thereof, notice of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably be expected to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower or its Subsidiaries taken as a whole.

          (k) OTHER INFORMATION. All material press releases simultaneously with release. In addition, promptly upon request by the Agent or the Banks from time to time (which may be on a monthly or other basis), Borrower shall provide such other information and reports regarding the operations, business affairs, prospects and financial condition of Borrower or Affiliate as the Agent or the Banks may reasonably request; provided, however, that Borrower shall not be obligated to disclose any information with respect to such Affiliate if such information has no relation to Borrower and disclosure thereof would violate any applicable federal or state securities law.

          (l) QUARTERLY STATUS REPORTS. Within thirty (30) calendar days after the end of each fiscal quarter of each fiscal year, a contract status report, substantially in the form of Exhibit 6.1(l) hereto, listing the top twenty-five
(25) contracts by overall dollar value of Borrower and its Subsidiaries.

     VI.2 CORPORATE EXISTENCE. Preserve its corporate existence and material
          -------------------
franchises, licenses, patents, copyrights, trademarks and tradenames consistent with good business practice. Maintain, keep, and preserve, and cause each Subsidiary Guarantor to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear expected.

     VI.3 ERISA. (a) Comply in all material respects with the provisions of
          -----
ERISA to the extent applicable to any Plan maintained for the employees of Borrower, any Subsidiary or any ERISA Affiliate; (b) do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; (c) not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); (d) permit any event to occur (i) as described in Section 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and (e) notify Banks in writing promptly after it has come to the attention of senior management of Borrower of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on Borrower's, any Subsidiary's, or any ERISA Affiliates' properties or assets; and (f) refrain from engaging in any Prohibited Transactions or actions causing possible liability under Section 502 of ERISA.

     VI.4 COMPLIANCE WITH REGULATIONS. Comply in all material respects with all
          ---------------------------
Regulations applicable to its business, the noncompliance with which reasonably could be expected to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower or of Borrower and its Subsidiaries taken as a whole.

     VI.5 CONDUCT OF BUSINESS; PERMITS AND APPROVALS; COMPLIANCE WITH LAWS.
          -----------------------------------------------------------------
Continue to engage in Permitted Businesses; maintain, and cause each Subsidiary Guarantor to maintain, in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the conduct of its business.

     VI.6 MAINTENANCE OF INSURANCE. Maintain insurance with financially sound
          ------------------------
and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     VI.7 PAYMENT OF DEBT; PAYMENT OF TAXES; ETC.  Promptly pay and discharge:
          ---------------------------------------

          (a)  all of its Debt in accordance with the terms thereof;

          (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; or

          (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof;

provided, however, that so long as Borrower first notifies the Agent of its intention to do so, Borrower shall not be required to pay and discharge (or to cause such Subsidiary to pay and discharge) any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in a Event of Default or Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

     VI.8 NOTICE OF EVENTS. Promptly upon discovery by Borrower or any officer
          ----------------
of Borrower of any of the events described in Subsections (a) through (f) hereof, Borrower shall deliver to the Agent telephone notice, and within three
(3) calendar days of such telephone notice deliver to the Agent a written notice, which describes the event and all action Borrower proposes to take with respect thereto:

          (a)  an Event of Default or Potential Default under this Agreement;

          (b) any default or event of default under a contract or contracts and the default or event of default involves payments by Borrower or any Subsidiary in an aggregate amount equal to or in excess of $1,000,000;

          (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which Borrower's or any Subsidiary's liability is equal to or in excess of $1,000,000 singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument agreement to terminate or suspend any commitment to lend to Borrower or the Subsidiaries or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

          (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against Borrower or any Subsidiary in which the amount in controversy is in excess of $1,000,000 singularly or in the aggregate;

           (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which could reasonably have a material adverse impact on the ability of Borrower to perform its obligations under the Loan Documents or a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole; or

           (f) the receipt of any notice from any governmental authority that Borrower is disqualified, barred or suspended from bidding on or performing any contract or proposed contract.

     VI.9  INSPECTION RIGHTS. At any time during regular reasonably requested of
           -----------------
Borrower by the Agent, permit the Agent on behalf of the Banks, or any Bank, or any authorized officer, employee, agent, or representative of the Agent or any Bank to examine and make abstracts from the records and books of account of Borrower or any Subsidiary, wherever located and to visit the properties of Borrower or any Subsidiary, as permitted by law; and to discuss the affairs, finances, and accounts of Borrower or any Subsidiary with any of Borrower's or any Subsidiary's officers, directors or independent accountants, as permitted by law, which activities shall be at the expense of such Bank. The Banks shall also have the right to have conducted by the Agent, one (1) financial and collateral audit per year, and two (2) additional collateral audits per year. The Borrower shall bear the expense of such audits.

     VI.10 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Maintain its books and
           ----------------------------------------
records at all times in accordance with Generally Accepted Accounting
Principles.

     VI.11 USE OF PROCEEDS. The proceeds of the Loans hereunder shall be used by
           ---------------
Borrower and its Subsidiaries for working capital and general corporate purposes, including the issuance of Documentary Letters of Credit and Standby Letters of Credit.

     VI.12 FURTHER ASSURANCES.  Do such further acts and things and execute and
           -------------------
deliver to the Agent such additional assignments, agreements, powers and instruments, as the Banks may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Banks rights, powers and remedies hereunder.

VII. NEGATIVE COVENANTS.
     ------------------

     Borrower covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligations remain unpaid or outstanding, Borrower will not, and will not permit any Subsidiary to:

     VII.1  MERGER, CONSOLIDATION. Merge or consolidate with or into any
            ---------------------
corporation except, if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, a Subsidiary may be merged with or into Borrower or another Subsidiary, subject to compliance with Section 7.11, or a Subsidiary may be merged with or into another Person in connection with the acquisition of an Investment permitted by Section 7.6.

     VII.2  INDEBTEDNESS FOR BORROWED MONEY. Incur, create, or permit to exist
            -------------------------------
any Indebtedness for Borrowed Money except:

            (a) the Obligations;

            (b) Subordinated Debt;

            (c) Non-Recourse Indebtedness;

            (d) Indebtedness incurred by Borrower or any Subsidiary to finance the acquisition of property (whether pursuant to a loan, financing lease or otherwise) in the ordinary course of business not exceeding in aggregate principal amount at any one time outstanding of $1,000,000;

            (e) the 1996 Senior Notes; and

            (f) (1) Non-Recourse Indebtedness in the amount of $950,000 incurred by ICF Kaiser Participacoes Ltda. in order to complete the IESA Investment;
     (2) Non-Recourse Indebtedness incurred by IESA and/or ICF Kaiser Participacoes Ltda. following the IESA Investment; and (3) Indebtedness for Borrowed Money and other Debt of IESA existing as of the date of the closing of the IESA Investment; provided that in each of (1), (2) and (3)
                                     --------
     above, neither the Borrower nor any Subsidiary other than ICF Kaiser Brazil Holdings, ICF Kaiser Participacoes Ltda., or IESA shall be permitted (x) to have any guarantee obligation in respect of such Indebtedness or Debt otherwise permitted by this subsection or (y) to pledge or grant any lien or encumbrances on any assets as collateral or security with respect to such Indebtedness or Debt otherwise permitted by this subsection.

     VII.3  LIENS. Create, assume or permit to exist any Lien on any property or
            -----
assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

     VII.4  GUARANTEES. Guarantee or otherwise in any way become or be
            ----------
responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts, etc.) of any other Person, contingently or otherwise, except:

            (a) the endorsement of negotiable instruments of deposit in the normal course of business;

            (b) guarantees by Borrower or a Subsidiary issued to secure the indebtedness or obligation of any Subsidiary, which underlying indebtedness or obligation is permitted hereunder;

            (c) guarantees (other than those described in subsection (a) and (b)) made in the ordinary course of business; and

            (d) existing guarantees described on Schedule 7.4 hereto.

     VII.5  MARGIN STOCK. Use or permit any proceeds of the Loans to be used,
            ------------
either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

     VII.6  ACQUISITIONS AND INVESTMENTS.
            ----------------------------

            Make any Investments in any Person, except:

            (a) Borrower may maintain its ownership interest in each of the Subsidiaries listed on Schedule 3.12 at the percentage of ownership disclosed on said Schedule.

            (b) any Subsidiary may make and own Investments in Borrower;

            (c) Borrower or any Subsidiary may acquire and hold stock, obligations or securities received in settlement of debts owing to Borrower or such Subsidiary;

            (d) Borrower or any Subsidiary may make and own Investments in a Person or acquire all or substantially all of the assets or Capital Stock of any Person (an "ACQUISITION") provided that the aggregate amount of all such Acquisitions after the date hereof shall not exceed $5,000,000 in the aggregate and any single Acquisition shall not exceed $2,000,000;

            (e) Borrower or any Subsidiary may acquire in the ordinary course of business interests in project-related joint ventures similar to other joint ventures in which Borrower or its Subsidiaries owns an interest on the date hereof, provided that the aggregate amount of cash and fair value of other
             --------
     assets (other than services) contributed by Borrower and its Subsidiaries shall not exceed $750,000 in any twelve-month period;

            (f) Borrower or any Subsidiary may (i) make investments in Single Purpose Subsidiaries and (ii) serve as partner, shareholder, member, investor, developer and/or owner/operator/lessee of project finance ventures in which the output of the project being developed is under contract to a Person which is not an Affiliate of Borrower or any of its Subsidiaries pursuant to a "take-or-pay", tolling or similar contract and which Borrower, in its reasonable judgment, determines to be in a business presently conducted by Borrower and/or its Subsidiaries, provided that such
                                                              --------
     venture described in clause (ii)
     above is entered into during such time as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, and provided, further, that the sum of (x) the aggregate investments and
         --------  -------
     commitments to make investments by Borrower and its Subsidiaries in all such ventures described in clause (ii) above plus (y) such investments described in clause (i) above shall not exceed an amount equal to $7,500,000;

            (g) Borrower or any Subsidiary may make and own:

                (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $500,000,000;

                (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof;

                (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc.; and

                (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in clauses (i),
          (ii) and (iii) of this paragraph (g).

          (h) ICF Kaiser Hunters Branch may make such additional Hunters Branch Investments in amounts not to exceed the amounts set forth below and $6,000,000 in the aggregate without deducting any such Investments from the $5,000,000 aggregate Acquisitions limit set forth in subsection (d) of this
     Section 7.6:

                $600,000 in each of years 1997, 1998 and 1999; and

                $700,000 in each of years 2000, 2001, 2002, 2003, 2004, 2005 and
2006.

          (i) ICF Kaiser Participacoes Ltda. may complete the IESA Investment, provided that any cash from Borrower or any Subsidiary made available to ICF Kaiser Participacoes Ltda. in connection with the IESA Investment shall be limited to a maximum of $350,000; provided, further, that such amount (when used) shall not be required to be deducted from the $5,000,000 aggregate Acquisitions limit set forth in subsection (d) of this Section 7.6.

           (j) Borrower or any Subsidiary may complete the Investment in KWA Kenwalt Australia Pty Ltd., a corporation organized under the laws of the country of Australia, provided that any cash from Borrower or any Subsidiary used in connection with said Investment after the date hereof shall be limited to a maximum of $300,000; provided, further, that such amount (when used) shall not be required to be deducted from the $5,000,000 aggregate Acquisitions limit set forth in subsection (d) of this Section 7.6.

     VII.7  TRANSFER OF ASSETS; NATURE OF BUSINESS. Except as otherwise provided
            --------------------------------------
in this Agreement, sell, transfer, pledge, assign or otherwise dispose of any assets of Borrower or any Subsidiary (including by means of dilution of Borrower's or a Subsidiary's interest in a Person as and to the extent Borrower or a Subsidiary receives a portion of the proceeds of the dilutive issuance) unless (i) such sale or disposition shall be in the ordinary course of Borrower's or such Subsidiary's business; (ii) sales or other dispositions of assets from Borrower to a Subsidiary of Borrower, or from a Subsidiary of Borrower to Borrower or one or more other Subsidiaries of Borrower so long as such subsidiary meets the requirements of Section 3.14; (iii) sales of assets in connection with sale and leaseback transactions otherwise in compliance with this Agreement; or (iv) a mandatory reduction in the Aggregate Revolving Loan Commitment is made to the extent required by Section 2.7(c), and, in any such case, no Event of Default or Potential Default shall have occurred or will thereby occur; provided, however, that no such sale transfer, pledge, assignment or disposition shall include any of the Collateral; discontinue any substantial part of the existing businesses of Borrower and its Subsidiaries taken as a whole or change the nature of such businesses or otherwise change the legal form of such businesses.

     VII.8  RESTRICTED PAYMENTS. Make any redemptions, repurchases, dividends or
            -------------------
distributions of any kind in respect of Borrower's Capital Stock, other than redemptions, repurchases, dividends or distributions payable in the form of, or with the net proceeds of the sale (other than to a Subsidiary or employee stock ownership plan of Borrower) of, Capital Stock of Borrower.

     VII.9  ACCOUNTING CHANGE. Make or permit any change in financial accounting
            -----------------
policies or financial reporting practices, except as permitted by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission.

     VII.10 MODIFICATION OF INDENTURE. Consent to or permit any amendment, modification or waiver of any material provision or term contained in (a) the Indenture dated as of January 11, 1994, as supplemented through the Sixth Supplemental Indenture, between Borrower and The Bank of New York, as Trustee, relating to the 12% Senior Subordinated Notes due 2003 issued by Borrower or (b) the Indenture dated as of December 23, 1996, as supplemented through the First Supplemental Indenture, between the Borrower, the guarantors named therein and The Bank of New York, as Trustee, relating to the 1996 Senior Notes unless, fifteen (15) days before consenting to or permitting such amendment, modification or waiver, Borrower shall furnish to the Agent and each of the Banks a certificate signed by the Executive Vice President and Chief Financial Officer or Vice President and Treasurer of Borrower certifying that, to the best of such officer's knowledge, after due inquiry, immediately after such amendment, modification or waiver, (i) Borrower has complied with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing that constitutes an Event of Default or Potential Default.

      VII.11 NEW SUBSIDIARIES AND SUBSIDIARY GUARANTORS. Within fifteen (15)
             ------------------------------------------
days after each day on which the representation set forth in Section 3.14 would be incorrect if made on such day, deliver to the Agent and each Bank a supplement to Schedule 3.12 adding such Subsidiaries as shall be required in order to render such representation correct and execute and deliver a Joinder Agreement in the form attached hereto as Exhibit H and such other documents as the Agent shall determine are necessary or desirable to add such additional Subsidiary or Subsidiaries as Subsidiary Guarantors hereunder and to grant to the Agent a first priority perfected security interest in all Collateral of such additional Subsidiary Guarantors; provided, that in determining whether the
                                  --------
representation set forth in Section 3.14 would be incorrect if made on any day, Borrower may rely on the most recent financial statements of Borrower delivered pursuant to Section 6.1(b) unless Borrower has taken any action which, to the knowledge of Borrower, has caused such representation to be incorrect as of such date of determination.

VIII. FINANCIAL COVENANTS.
      -------------------

      Borrower covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligations remain unpaid or outstanding, Borrower will not:

      VIII.1 FIXED CHARGE COVERAGE. Permit, as of the end of any fiscal quarter
             ---------------------
ending in the periods set forth below for the immediately preceding four fiscal quarters, the ratio of (i) EBITDA less Capital Expenditures plus Consolidated Lease Expenses of Borrower and its Subsidiaries, to (ii) Consolidated Fixed Charges for such period to be less than the ratio set forth opposite such period below:

             Fiscal Quarters Ending
             ----------------------

             December 31, 1997 through March 31, 1998     1.10:1.0
             April 1, 1998 through September 30, 1998     1.15:1.0
             October 1, 1998 and thereafter               1.20:1.0

     VIII.2 INTEREST COVERAGE. Permit, as of the end of any fiscal quarter
            -----------------
ending in the periods set forth below for the immediately preceding four fiscal quarters, the ratio of (i) EBITDA for such period to (ii) Consolidated Interest Expense for such period to be less than the ratio set forth opposite such period below:

            Test Period
            -----------

            December 31, 1997 through March 31, 1998     1.55:1.0
            April 1, 1998 through June 30, 1998          1.60:1.0
            July 1, 1998 through September 30, 1998      1.70:1.0
            October 1, 1998 and thereafter               1.80:1.0

     VIII.3 SENIOR FUNDED INDEBTEDNESS TO EBITDA. Permit the ratio of Senior
            ------------------------------------
Funded Indebtedness on the last day of any fiscal quarter to EBITDA as of such day for the immediately preceding four fiscal quarters to be greater than 2.5:1.0.

     VIII.4 INDEBTEDNESS FOR BORROWED MONEY TO TOTAL CAPITALIZATION. Permit the
            -------------------------------------------------------
ratio of Indebtedness for Borrowed Money to Total Capitalization on the last day of any fiscal quarter to be greater than .86:1.0.

     VIII.5 INDEBTEDNESS FOR BORROWED MONEY TO EBITDA. Permit the ratio of
            -----------------------------------------
Indebtedness for Borrowed Money on the last day of any fiscal quarter ending in the periods set forth below to EBITDA as of such day for the immediately preceding four (4) fiscal quarters to be greater than the ratio set forth opposite such period below:

            Test Period
            -----------

            December 31, 1997 through June 30, 1998     6.75:1.0
            July 1, 1998 through September 30, 1998     6.50:1.0
            October 1, 1998 through December 31, 1998   6.00:1.0
            January 1, 1999 through June 30, 1999       5.75:1.0
            July 1, 1999 through December 31, 1999      5.00:1.0
            January 1, 2000 and thereafter              4.75:1.0

; except as provided below, in all calculations made pursuant to this Article, the Borrower shall exclude any and all amounts (positive and negative) attributable to IESA, ICF Kaiser Participacoes Ltda., and/or ICF Kaiser Brazil Holdings that otherwise might be includible in Capital Expenditures, Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Lease Expenses, Consolidated Net Income, Consolidated Net Worth, EBITDA, Indebtedness for Borrowed Money, Senior Funded Indebtedness and Total Capitalization.

IX.  GUARANTY.
     --------

          IX.1  GUARANTY.
                --------

          (a) Each Subsidiary Guarantor unconditionally and irrevocably guarantees the due and punctual payment by, and performance of, the Obligations of Borrower. Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

          (b) Each Subsidiary Guarantor waives presentation to, demand for payment from and protest to, as the case may be, Borrower, any Subsidiary Guarantor or any other guarantor of the Obligations, and also waives notice of protest for nonpayment. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against Borrower, any Subsidiary Guarantor or any other guarantor of the Obligations under the provisions of this Agreement, any other Loan Document, any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) the failure of the Agent or any Bank to notify or obtain the consent of any Subsidiary Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Agreement, any other Loan Document or any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent or any Bank for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any Subsidiary Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Subsidiary Guarantor.

          (c) Each Subsidiary Guarantor further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and expressly waives any right to require that any resort be had by the Agent or any Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or any Bank in favor of Borrower, any Subsidiary Guarantor or any other guarantor of the Obligations or to any other Person.

          (d) Each Subsidiary Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting the ability of Borrower to perform under this Agreement or any other Loan Document.

          (e) Each Subsidiary Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, or any other Loan Documents, or by the existence, validity, enforceability, perfection, or extent of collateral therefor or by any other circumstances relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Banks and the Agent make no representation or warranty in respect to any such circumstances and have no duty or responsibility whatsoever to each Subsidiary Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

     IX.2 NO IMPAIRMENT OF GUARANTY. The obligations of each Subsidiary
          -------------------------
Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law, unless and until the Obligations are finally and indefeasibly paid in full.

     IX.3 CONTINUATION AND REINSTATEMENT, ETC.
          -----------------------------------

          (a) Each Subsidiary Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or is otherwise restored by any Bank. In furtherance of the provisions of this
Section 9.3, and not in limitation of any other right which the Agent or a Bank may have at law or in equity against Borrower or a Subsidiary Guarantor by virtue hereof, upon failure of Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Agent or any Bank, forthwith pay or cause to be paid to the Agent or such Bank in cash an amount equal to the unpaid amount of all the Obligations with interest at the Default Rate.

          (b) All rights of the Subsidiary Guarantors against Borrower, arising as a result of the payment by any Subsidiary Guarantor of the sums to the Agent or a Bank by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations to the Agent and the Banks. If any amount shall be paid to such Subsidiary Guarantors for the account of Borrower, such amount shall be held in trust for the benefit of the Banks and shall forthwith be paid to the Banks to be credited and applied to the Obligations, whether matured or unmatured.

          (c) Each Subsidiary Guarantor shall have a right of contribution from each other Subsidiary Guarantor with respect to any sums paid by a Subsidiary Guarantor to a Bank hereunder, which right of contribution shall in all respects be subordinated and junior in right of payment to the prior final and indefeasible payment in full of the Obligations to the Agent and the Banks.

          (d) The obligations of the Subsidiary Guarantors hereunder shall terminate upon the final and indefeasible payment in full of the Obligations to the Agent and the Banks. In addition, the Agent and the Banks shall release a Subsidiary Guarantor from its obligations hereunder upon the disposition of all of the capital stock of such Subsidiary Guarantor.

     IX.4 REPRESENTATIONS AND WARRANTIES. Each Subsidiary Guarantor hereby
          ------------------------------
represents and warrants to the Agent and the Banks that each representation and warranty by Borrower set forth in this Agreement and each other Loan

Document relating to such Subsidiary Guarantor, including without limitation the representations and warranties contained in Article III hereof, is true, correct and complete in all respects.

X. DEFAULT.
   -------

     X.1  EVENTS OF DEFAULT. Borrower shall be in default if any one or more of
          -----------------
the following events ("EVENT OF DEFAULT") occurs:

          (a) PAYMENTS. Borrower fails to pay any principal of or interest on any Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay when it is due and payable any other amount payable under any Loan Document;

          (b)  COVENANTS.

               (i) Borrower fails to observe or perform as and when required any of the terms, conditions or covenants contained in any Loan Document (other than those referred to in clause (ii) below); or

               (ii) Borrower fails to observe or perform as and when required any of the terms, conditions or covenants contained in Sections 6.2 (other than as to the corporate existence of Borrower), 6.5, 6.8(b), 6.8(c), and 6.8(d) of this Agreement, and such failure shall continue for fifteen (15) days after Borrower obtains knowledge of such breach.

          (c) REPRESENTATIONS, WARRANTIES, ETC. Any representation or warranty made, or deemed made, by Borrower herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made;

          (d) BANKRUPTCY, ETC. Borrower is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for Borrower or any substantial part of the property of Borrower is appointed, or Borrower suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

          (e) CERTAIN OTHER DEFAULTS. If Borrower or any Subsidiary shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $1,000,000, and such failure shall continue beyond any applicable cure period, or Borrower or any Subsidiary shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to

Indebtedness for Borrowed Money, if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $1,000,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Banks' obligations hereunder to make further Loans or issue Letters of Credit shall be suspended;

          (f) JUDGMENTS. Any judgments against Borrower or any Subsidiary or any attachments against its assets or property for amounts in excess of $1,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days;

          (g) ATTACHMENTS. Any assets of Borrower or any Subsidiary shall be subject to attachments, levies, or garnishments for amounts in excess of $1,000,000 in the aggregate which have not been dissolved or satisfied within thirty (30) days after service of notice thereof to Borrower or such Subsidiary; or

          (h)  CHANGE IN CONTROL.  A Change of Control shall occur.

Then and in every such event other than that specified in clause (d), the Agent shall, at the written request of the Required Banks, terminate the Revolving Loan Commitments and may declare the Revolving Loans and all other Obligations, including without limitation accrued interest, to be, and the Revolving Loans and all other Obligations shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. Upon the occurrence of any event specified in clause
(d) above, the Revolving Loan Commitments shall automatically terminate and the Revolving Loans and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. To the extent that the Obligations accelerated hereunder relate to Letters of Credit, the amount becoming due and payable shall be the aggregate amount of the Letter of Credit Outstandings, whether or not any drawings or claims have been presented thereunder. Any date on which the Loans and such other obligations are declared due and payable pursuant to this Section 10.1, shall be a Revolver Termination Date for purposes of this Agreement.

XI.  AGENT.
     -----

     XI.1  APPOINTMENT AND AUTHORIZATION.  Each Bank hereby irrevocably appoints
           -----------------------------
and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between the Agent and each Bank has no fiduciary aspects, and the Agent's duties (as Agent) hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on the Agent any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions hereunder, the Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for Borrower. As to matters not expressly provided for in this Agreement or any Loan Document, the Agent shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks (or all Banks, if required by the applicable Section of this Agreement) and their respective successors and assigns; provided, however, that in no event shall the Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

     XI.2  DUTIES AND OBLIGATIONS. In performing its functions and duties
           ----------------------
hereunder on behalf of the Banks, the Agent shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither the Agent nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of Borrower; (c) shall have no duty to ascertain or inquire into Borrower's performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of Borrower or inquire into the use of the proceeds of the Revolving Credit Loans or (unless the officers of the Agent active in their capacity as officers of the Agent on Borrower's account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectability or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by the Agent itself; (e) except as expressly provided herein in respect of information and data furnished to the Agent for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to Borrower, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

     XI.3  THE AGENT AS A BANK.  With respect to its Revolving Loan Commitment
           -------------------
and the Loans made and to be made by it and the Letters of Credit issued and to be issued by it, CoreStates Bank, N.A. shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include CoreStates Bank, N.A. in its individual capacity. CoreStates Bank, N.A. and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, Borrower and its Affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

     XI.4  INDEPENDENT CREDIT DECISIONS.  Each Bank acknowledges to the Agent
           ----------------------------
that it has, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

     XI.5  INDEMNIFICATION.  The Banks agree to indemnify the Agent (to the
           ---------------
extent not reimbursed by Borrower), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in such capacity in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by the Agent in such capacity hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that the Agent is not reimbursed for such expenses by Borrower.

     XI.6  SUCCESSOR AGENT.  The Agent may resign at any time by giving written
           ---------------
notice of such resignation to the Banks and Borrower, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to Borrower and the retiring Agent. If no successor Agent shall have been jointly appointed by such Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent shall have given notice of resignation, the retiring Agent may, upon notice to Borrower and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After any retiring Agent's resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

     XI.7  ALLOCATIONS MADE BY AGENT.  As between the Agent and the Banks,
           -------------------------
unless a Bank objecting to a determination or allocation made by the Agent pursuant to this Agreement delivers to the Agent written notice of such objection within one hundred twenty (120) days after the date any distribution was made by the Agent, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. The Agent shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

XII.  MISCELLANEOUS
      -------------

     XII.1  WAIVER.  No failure or delay on the part of the Agent or any Bank or
            ------
any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     XII.2  AMENDMENTS.  No amendment, modification, termination or waiver of
            ----------
any Loan Document or any provision thereof nor any consent to any departure by Borrower therefrom shall be effective unless the same shall have been approved in writing by the Required Banks, be in writing and be signed by the Agent and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding any other provision contained in any Loan Document, no amendment, modification, termination or waiver shall affect the manner of calculating the Borrowing Base, the payment of principal (including without limitation the date when due), extend the Revolver Termination Date, reduce any interest rate margin or any fee provided herein, increase any Revolving Loan Commitment, release any Collateral, modify the definition of "Required Bank" or adversely affect the security interest or any voting or consent rights of the Banks herein without the written consent of all the Banks. The rights and responsibilities of the Agent hereunder cannot be changed without the Agent's prior written consent.

     XII.3  GOVERNING LAW.  The Loan Documents and all rights and obligations of
            -------------
the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

     XII.4  PARTICIPATIONS AND ASSIGNMENTS.  This Agreement shall bind and
            ------------------------------
inure to the benefit of the parties and their respective successors and assigns except that neither the Borrower nor any Subsidiary Guarantor may assign any such Person's rights or obligations hereunder. Borrower hereby acknowledges and agrees that a Bank may at any time: (a) grant participations in all or any portion of its Revolving Loan Commitment, any Note or of its right, title and interest therein or in or to any Loan Document (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by Borrower hereunder shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which any Bank may grant a Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on the Loan or postpone the date fixed for any payment of principal of or interest on the Loan; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans hereunder and issue (or assume a participation in) Letters of Credit hereunder; and (b) each Bank may assign any of its rights or interests under the Loan Documents (but only with the consent of Borrower and the Agent, which consent shall not be unreasonably withheld), provided that: (i) each such assignment shall be in an amount of at least $5,000,000 and the transferor Bank's remaining interest shall be not less than 33% of its original Revolving Loan Commitment; (ii) each such assignment by a Bank of its Loans, or Revolving Credit Commitment shall be made in such manner so that the same portion of its Loans, Note, Revolving Credit Commitment and obligations under Letters of Credit is assigned to the respective assignee and (iii) each such assignment during the existence of an Event of Default shall not require the consent of Borrower, but if such assignment is made to a foreign entity or a Person controlled by a foreign entity, the transferor Bank shall give the Borrower five (5) days notice prior to such assignment. Upon execution and delivery by the assignee to Borrower and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment (s) and Loans specified in such instrument, and upon consent thereto by Borrower and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Borrower and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Revolving Credit Commitment(s), Loans (or portions thereof) and Letters of Credit or participations therein, as applicable, assigned to it (in addition to the Revolving Credit Commitment(s), Loans and Letters of Credit or participations therein, as applicable, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (s) (or portion (s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,500.

     XII.5  CAPTIONS.  Captions in the Loan Documents are included for
            --------
convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

     XII.6  NOTICES.  All notices, requests, demands, directions, declarations
            -------
and other communications between the Banks and Borrower or a Subsidiary Guarantor provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or telefaxed, or delivered in hand to the applicable party, in the case of the Agent or any of the Banks, at its address indicated opposite its name on the signature pages hereto, and, in the case of the Borrower or any Subsidiary Guarantor, at its address indicated on Schedule 3.12 hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or telefax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

     XII.7  SHARING OF COLLECTIONS, PROCEEDS AND SET-OFFS; APPLICATION OF
            -------------------------------------------------------------
PAYMENTS.
--------

            (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure against trade collateral or otherwise, receives payment of principal or interest or other amount due on any Loan or Letter of Credit which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit reimbursement obligations held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans of such Bank (prior to receiving any payment for which an adjustment must be made under this Section 12.7(a)) in relation to the aggregate outstanding Loans of all the Banks. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

          (b) If an Event of Default or a Potential Default shall have occurred and be continuing, the Agent and each Bank and Borrower agree that all payments on account of the Loans and Letters of Credit shall be applied by the Agent and the Banks as follows:

          (1) First, to the Agent for any Agent fees then due and payable under this Agreement until such fees are paid in full;

          (2) Second, to the Agent for any fees, costs or expenses (including expenses described in Section 12.8) incurred by the Agent under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by Borrower or the Banks until such fees, costs and expenses are paid in full;

          (3) Third, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

          (4) Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from Borrower until such costs, expenses and fees are paid in full;

          (5) Fifth, to the Banks for their percentage shares of all interest then due and payable from Borrower until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share (determined as set forth in Section 12.7(a)) of the amounts allocated in (a) above; and

          (6) Sixth, to the Banks for their percentage shares of the principal amount of the Loans and reimbursement obligations with respect to Letters of Credit then due and payable from Borrower until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share (determined as set forth in Section 12.7(a)) of the amounts allocated in (a) above.

     XII.8  EXPENSES OF THE AGENT; INDEMNIFICATION OF THE AGENT AND THE BANKS.
            -----------------------------------------------------------------

            (a) Borrower will from time to time reimburse the Agent promptly following demand for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents and any amendments or waivers thereto, (ii) the making of any Loans, (iii) the administration of the Loan Documents, and (iv) the enforcement of the Loan Documents; and reimburse the Banks for all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents.

          (b) In addition to the payment of the foregoing expenses, Borrower hereby agrees to indemnify, protect and hold the Agent, each Bank and any holder of the Notes and the officers, directors, employees, agents, affiliates and attorneys of the Agent, each Bank and such holder (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, and including legal fees and settlement costs whether or not the transaction contemplated hereby is consummated, which may be imposed on, incurred by, or asserted against such Indemnitee by Borrower or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that Borrower shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

     XII.9   SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.  All agreements,
             ---------------------------------------------
representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.5(d), 2.7(b), 2.9, 2.10 and 12.8 and the agreements of the Banks set forth in Sections 11.1, 11.5 and 12.7 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the latest to occur of the termination of the Aggregate Revolving Loan Commitment or the repayment in full of all amounts owed by Borrower under any Loan Document.

     XII.10  SEVERABILITY.  The invalidity, illegality or unenforceability in
             ------------
any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     XII.11  BANKS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF BANKS' RIGHTS.
             ---------------------------------------------------------------
The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Bank pursuant hereto or thereto shall be deemed to constitute Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     XII.12  NO FIDUCIARY RELATIONSHIP.  No provision in this Agreement or in
             -------------------------
in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Bank to Borrower.

     XII.13  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  BORROWER, EACH
             ----------------------------------------------
SUBSIDIARY GUARANTOR, THE AGENT AND EACH BANK HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE

BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH NOTE, OR SUCH OTHER LOAN DOCUMENT.

     XII.14  WAIVER OF JURY TRIAL.  BORROWER, EACH SUBSIDIARY GUARANTOR, THE
             --------------------
AGENT AND EACH BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER, EACH SUBSIDIARY GUARANTOR, THE AGENT AND EACH BANK ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, EACH SUBSIDIARY GUARANTOR, AGENT AND EACH BANK FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     XII.15  COUNTERPARTS; EFFECTIVENESS.  This Agreement and any amendment
             ---------------------------
hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Agent shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Agent or facsimile that such counterparts have been signed by all the parties hereto or thereto.

     XII.16  USE OF DEFINED TERMS.  All words used herein in the singular or
             --------------------
plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

     IN WITNESS WHEREOF, Borrower, the Subsidiary Guarantors, and the Banks have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.



                                                ICF KAISER INTERNATIONAL, INC.


                                                By:____________________________
                                                Title:


CLEMENT INTERNATIONAL
CORPORATION                                     CYGNA GROUP, INC.


By:______________________________               By:____________________________
Title:                                          Title:


                                                EXCELL DEVELOPMENT
HENRY J. KAISER COMPANY                         CONSTRUCTION, INC.


By:______________________________               By:____________________________
Title:                                          Title:


ICF INFORMATION TECHNOLOGY,
INC.                                            ICF INCORPORATED


By:______________________________               By:____________________________
Title:                                          Title:


ICF KAISER ENGINEERS                            ICF KAISER ENGINEERS
CORPORATION                                     (CALIFORNIA) CORPORATION


By:______________________________               By:____________________________
Title:                                          Title:


ICF KAISER ENGINEERS                            ICF KAISER ENGINEERS
MASSACHUSETTS, INC.                             GROUP, INC.


By:______________________________               By:____________________________
Title:                                          Title:

ICF KAISER GOVERNMENT

                     [SIGNATURE PAGE TO CREDIT AGREEMENT]



PROGRAMS, INC.                                  ICF KAISER ENGINEERS, INC.


By:______________________________               By:____________________________
Title:                                          Title:


ICF KAISER HOLDINGS
UNLIMITED, INC.                                 ICF KAISER HANFORD COMPANY


By:______________________________               By:____________________________
Title:                                          Title:


ICF RESOURCES INCORPORATED                      ICF LEASING CORPORATION, INC.


By:______________________________               By:____________________________
Title:                                          Title:


KE SERVICES CORPORATION                         KE LIVERMORE, INC.


By:______________________________               By:____________________________
Title:                                          Title:


KAISER ENGINEERS AND                            KAISER ENGINEERS INTERNATIONAL,
CONSTRUCTORS, INC.                              INC.


By:______________________________               By:____________________________
Title:                                          Title:


SYSTEMS APPLICATIONS INTERNATIONAL,             TUDOR ENGINEERING COMPANY
INC.


By:______________________________               By:____________________________
Title:                                          Title:

                                                CYGNA CONSULTING ENGINEERS AND
PCI OPERATING COMPANY, INC.                     PROJECT MANAGEMENT, INC.


By:______________________________               By:____________________________
Title:                                          Title:


ICF KAISER SYSTEMS, INC.                        ICF KAISER/GEORGIA WILSON, INC.

                     [SIGNATURE PAGE TO CREDIT AGREEMENT]



By:______________________________               By:____________________________
Title:                                          Title:


GLOBAL TRADE & INVESTMENT, INC.                 ICF KAISER ENGINEERS PACIFIC,
                                                INC.


By:______________________________               By:____________________________
Title:                                          Title:


EDA, INCORPORATED                               ICF KAISER REMEDIATION COMPANY


By:______________________________               By:____________________________
Title:                                          Title:


ICF KAISER OVERSEAS ENGINEERING,                ICF KAISER EUROPE, INC.
INC.


By:______________________________               By:____________________________
Title:                                          Title:

ICF KAISER NETHERLANDS B.V.


By:______________________________
Title:


FC 1-8-3-16                                     CORESTATES BANK, N.A.,
1339 Chestnut Street, 3rd Floor                 as a Bank and as Agent
Philadelphia, PA  19101-7618

                                                By:____________________________
                                                Title:


7729 Leesburg Pike, Suite 500                   SIGNET BANK
Falls Church, VA  22043

                                                By:____________________________
                                                Title:


World Trade Center                              NATIONAL BANK OF CANADA, a
401 East Pratt Street, Suite 631                Canadian Chartered Bank

                     [SIGNATURE PAGE TO CREDIT AGREEMENT]


Baltimore, MD 21202
                                                By:____________________________
                                                Title:


                                                By:____________________________
                                                Title:


100 Federal Street                              BANKBOSTON, N.A.
Mail Code: 01-09-06
Boston, MA  02110                               By:____________________________
                                                Title:

                                                                       EXHIBIT A

                                 COMMITMENTS

                           Commitment Amount    Percentage
CoreStates Bank, N.A.      $20,000,000          30.769%

Signet Bank                $15,000,000          23.077%

National Bank of Canada    $15,000,000          23.077%

BankBoston, N.A.           $15,000,000          23.077%

                                 SCHEDULE 2.4(e)

Indebtedness for Borrowed
Money to EBITDA Ratio           Base Rate Margin         LIBO Rate Margin
---------------------           ----------------         ----------------
Less than 5x                           0                        1-1/2%

Equal to or greater than 5x          1/2%                           2%
but less than 5-1/2x

Equal to or greater than 5-1/2x      3/4%                       2-1/4%
but less than 6x

Equal to or greater than 6x            1%                       2-1/2%
